Exhibit 10.3

REVOLVING LOAN AGREEMENT

By and Among

Tradition Development Company, LLC, a Florida limited liability company,
Horizons St. Lucie Development, LLC, a Florida limited liability company,
Horizons Acquisition 7, LLC, a Florida limited liability company,
and
Tradition Mortgage, LLC, a Florida limited liability company
(collectively, “Borrower”)

and

Core Communities, LLC, a Florida limited liability company
(“Guarantor”)

and

Wachovia Bank, National Association
(“Lender”)

Dated: April 8, 2005

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(continued)

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(continued)

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(continued)

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REVOLVING LOAN AGREEMENT

     THIS REVOLVING LOAN AGREEMENT (the “Loan Agreement”) is made and executed as of April 8, 2005, by and among TRADITION DEVELOPMENT COMPANY, LLC, a Florida limited liability company; HORIZONS ST. LUCIE DEVELOPMENT, LLC, a Florida limited liability company; HORIZONS ACQUISITION 7, LLC, a Florida limited liability company; and TRADITION MORTGAGE, LLC, a Florida limited liability company (hereinafter collectively referred to as “Borrower”), CORE COMMUNITIES, LLC, a Florida limited liability company (“Guarantor”), all located at 10521 S.W. Village Station Drive, Suite 201, Port St. Lucie, Florida 34987, and WACHOVIA BANK, NATIONAL ASSOCIATION, located at 200 East Broward Boulevard, Suite 200, Fort Lauderdale, Florida 33301 (hereinafter referred to as “Lender”).

B A C K G R O U N D:

     A. Borrower and Lender have negotiated a Forty Million and 00/100 Dollar ($40,000,000.00) revolving line of credit loan (“Revolving Loan”) to be used by Borrower for any lawful business activities conducted by Borrower in the normal course of Borrower’s real estate business, including, but not limited to, (i) the acquisition and/or development by Borrower of real property located and being in St. Lucie County, Florida and (ii) issuances of letters by credit by Lender. Subject to the requirements of this Loan Agreement, the Loan will revolve as to the total principal amount of Forty Million and 00/100 Dollar ($40,000,000.00).

     B. The Revolving Loan shall be evidenced by a Revolving Loan Note of even date herewith (“Revolving Note”) in the amount of the Revolving Loan and shall be secured by a Mortgage, Assignment of Rents and Security Agreement (“Mortgage”) initially encumbering that certain real property situate in St. Lucie County, Florida, more particularly described in Exhibit “A” (“Land”) attached hereto and made part hereof, which Land is owned in fee simple by Borrower. (The Land and the Improvements (as defined below) located or to be located thereon are referred to as the “Property”.)

     C. Borrower and Lender wish to enter into this Loan Agreement in order to set forth the terms and conditions of the disbursement of the Loan and other matters with respect thereto.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, representations, warranties and agreements contained herein, the sum of TEN AND 00/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Lender agree as follows:

ARTICLE I.

DEFINITIONS

     1. For the purposes hereof, the following terms shall have the meanings described in this Article:

          “Application” means Borrower’s application for payment.

          “Appraisal” means the written appraisal report prepared by an independent licensed professional appraiser which has been approved by the Lender. All Appraisals required herein shall be subject to the review of the Lender’s chief appraiser, whose review of the Appraisals must result in findings satisfactory to the Lender, in the Lender’s reasonable discretion.

          “Appraised Value” means the value of the Property or any specific parcel or parcels within the Property, as determined by the Appraisal.

          “Assigned Rights” has the meaning as set forth in Article III, Paragraph 1.

          “Borrower” shall refer collectively to Tradition Development Company, LLC, a Florida limited liability company; Horizons St. Lucie Development, LLC, a Florida limited liability company; Horizons Acquisition 7, LLC, a Florida limited liability company; and Tradition Mortgage, LLC, a Florida limited liability company.

          “Borrowing Base” means the method for determining the availability of funds under the Revolving Loan as set forth in Article V, Paragraph 1.

          “Borrowing Base Report” means the report to be submitted by Borrower to Lender on a monthly basis on the first day of each and every month included within the form attached hereto as Composite Exhibit “C”.

          “Capitalized Lease Obligation” means any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          “Closing Date” means the date as of which this Loan Agreement is executed by Borrower and Lender.

          “Collateral” means the Land and other property rights and security as defined in and encumbered by the Mortgage, this Loan Agreement, the UCC-1 Financing Statements and such other security instruments granted by the Borrower to the Lender in connection with the Loan.

          “Commitment” means the commitment letter issued by Lender as of August 18, 2004, and executed by Borrower on August 23, 2004.

          “Commitment Fee” has the meaning set forth in Section VIII, Paragraph 30 of this Agreement.

          “CDD” means any current or future Community Development Districts which are formed or to be formed for any portions of the Property.

          “CDD Bond(s)” means those bonds issued by the CDD to provide for funding for certain infrastructure improvements within the Property.

          “Core” means Core Communities, LLC, a Florida limited liability company.

          “Cost” means the purchase price paid by Borrower to acquire the Land (or any portion thereof) plus costs and expenses incurred by Borrower in connection with such purchase including, without limitation, interest payments, all of which shall be subject to Bank’s prior written approval which shall not be unreasonably withheld.

          “Declaration(s)” means any and all Declarations of Covenants, Conditions and Restrictions, or any other restrictive covenants governing or imposed solely upon the Property or the Improvements or any portion thereof; including in connection with any property owners or homeowners associations solely governing the Property or the Improvements or any portion thereof.

          “Default” or “Event of Default” means a violation of any term, covenant, or condition hereunder or a Default as defined under any of the other Loan Documents which remains uncured after any applicable grace period.

          “Default Rate” means the interest rate which is three percent (3%) greater than the interest rate stipulated in the Revolving Note.

          “Development Order” means the final development orders or approvals issued for the Land, including those with respect to any DRI approval process.

          “DRI” means a development of regional impact as defined in Chapter 380, Florida Statutes.

          “Due Diligence Documents” means all due diligence documents required to be delivered by Borrower to Lender and described in Exhibit “B” attached hereto and made a part hereof.

          “Environmental Laws” means any and all federal, state, or local statutory or common law relating to pollution or protection of the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 USC § 9601, et seq., the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), Public Law 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act (“RCRA”), 42 USC § 6901, et seq., state and local laws, as the same may be amended from time to time and all ordinances, regulations, codes, plans, orders, and decrees now existing or in the future enacted, promulgated, adopted, entered or issued, both within and outside present contemplation of the Borrower and Lender, and any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including without limitation, ambient air, surface water, groundwater, land surfaced or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

          “Financial Covenants” means the financial covenants, conditions and requirements set forth in Article VIII, Paragraph 21 of this Loan Agreement.

          “Financing Statements” means the UCC financing statements filed in order to perfect Lender’s lien on certain personal property and fixtures as more particularly described therein.

          “Florida Lien Law” means the laws of the State of Florida regarding mechanics’, materialmen’s and suppliers’ liens as provided in Florida Statutes Section 713 et. seq.

          “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

          “Gap” means the period of time between the effective date of the commitment for mortgagee title insurance and the recording of the Mortgage.

          “Governmental Authorities” means any local, state, or federal governmental agency, regulatory body or office, or any quasi-governmental office (including health and environmental), or any officer or official of any such agency, office, or body whose consent or approval is required as a prerequisite to the commencement of the construction of the Improvements or to the operation and occupancy of the Improvements or the Land or to the performance of any act or obligation or the observance of any agreement, provision or condition of whatsoever nature herein contained.

          “Guarantor” means Core.

          “Guarantor’s Assets” at any date means the amount which, in accordance with GAAP, would be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Guarantor at such date.

          “Guarantor’s Debt” at any date means the aggregate principal amount of all Indebtedness of the Guarantor at such date in accordance with GAAP.

          “Guarantor’s Liabilities” at any date means the amount which, in accordance with GAAP, would be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Guarantor at such date.

          “Guaranty” means the Unconditional Guaranty executed by Guarantor in favor of Lender, providing for Guarantor’s payment of all sums due under the Loan Documents and of performance of certain obligations of Borrower thereunder.

          “Hazardous Substances” means any substance or material in violation of an Environmental Law, including, but not limited to, (i) as identified in Section 101(14) of CERCLA, 42 USC § 9601 (14), as the same may be amended from time to time, and in any other Environmental Law, or (ii) determined to be toxic, a pollutant or contaminant, under federal, state or local statute, law, ordinance, rule or regulation or judicial or administrative order or decision, as same may be amended from time to time, and further including but not limited to those defined under state and local laws, as same may be amended from time to time.

          “Improvements” means the site work and infrastructure improvements and other land development to be completed by Borrower on the Land Under Development in accordance with the terms and provisions hereof, if any, specifically excluding however, any improvements relating to a CDD.

          “Indebtedness” means: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of Guarantor as of the date said Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations; (ii) all obligations which Guarantor has guaranteed under the Loan; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of Guarantor; and (iv) all other obligations of Guarantor.

          “Indemnified Parties” means and includes Lender, its parent, subsidiary and affiliated companies, assignees of any of Lender’s interest in the Loan or the Loan Documents, owners of participating or other interests in the Loan or the Loan Documents.

          “Indemnified Costs” means all actual liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Lender’s attorneys to the extent Lender is a prevailing party), including those incurred in connection with any investigation of site conditions or any remedial, removal or restoration work, of any resulting damages, harm or injuries to the person or property of any third parties or to any natural resources, with respect to the Property to the extent of a Default and Lender incurs expenses contemplated under the Loan Documents.

          “Initial Borrowing Base Report” means the description of the Maximum Advance Availability, as of the date hereof, for each Parcel as described in Article VII, Section 1 hereof, a copy of which is attached as Composite Exhibit “C”.

          “Inspector” means the architectural or engineering firm or such party(s) or such representative of Lender which Lender shall designate to perform various services on behalf of Lender. The services to be performed by Lender’s Inspector shall include the issuance of reports and certifications solely for the benefit of Lender and shall not impose upon Lender any obligation to make inspections, or to correct or require any other person to correct any defects, or to notify any person with respect to such defects, review of the Plans for any Improvements and all proposed changes to them, periodic inspections of construction work of the Improvements, if any, for conformity with the Plans.

          “Inspection Agreement” means the tri-party agreement among Lender, Borrower and Inspector providing for the services of, and payment by Borrower to, the Inspector.

          “Inventory Report” means the report to be submitted by Borrower to Lender on a monthly basis on the first day of each and every month included within the form attached hereto as Composite Exhibit “C”.

          “LTC” or “Loan to Cost” means, as determined on any date, the percentage arrived at by dividing (i) the outstanding principal balance of the Loan on such date by (ii) the Cost of the Property.

          “LTV” or “Loan to Value” means, as determined on any date, the percentage arrived at by dividing (i) the outstanding principal balance of the Loan on such date by (ii) the Appraised Value of the Property.

          “LUD” or “Land Under Development” means Land owned by Mortgagor which is being developed by Mortgagor with Improvements.

          “Land” means the real property described in Exhibit “A” attached hereto and any real property subsequently encumbered by the Loan by modification and spreader agreement.

          “Lender” means Wachovia Bank, National Association, its successors and/or assigns.

          “Letter of Credit” means a standby letter of credit issued by Lender pursuant to the terms of this Loan Agreement for the account of Borrower, as the same may be renewed, modified, amended or restated from time to time in the manner provided therein, which shall serve as performance bonds for Borrower’s development of real property. Draws under the Letters of Credit shall be secured by the Mortgage as provided herein and in the Mortgage and the Maximum Advance Availability under the Borrowing Base shall be reduced by the amount of the Letter of Credit issued until returned.

          “Licenses and Development Rights” means any right, title and interest now owned or hereafter acquired by Borrower in and to the following solely with regard to the Land (i) all development approvals, plat approvals, site plan approvals, density and similar rights, rights under development orders in connection with the development of regional impact solely in connection with the Land, building permits, other governmental approvals, licenses, and other consents and approvals which it may now or hereafter own solely with respect to or in connection with the Property; (ii) all plat drawings, site plans, and other drawings, plans and specifications for the Property and Improvements; (iii) all warranties and guaranties covering any furniture, equipment, machinery, building supplies and materials, appliances, fixtures and other property now or hereafter located on or placed upon the Property or related to the Improvements located on the Land, including, without limitation, air conditioning, heating and other appliances and equipment; (iv) any other governmental licenses, permits, approvals, allocations, contract rights related to the design, development or construction of the Improvements, and similar matters and documents obtained or to be obtained in the future which are necessary or appropriate for the construction, operation and management of any Improvements located on the Land; (v) all development agreements, agreements with utility companies, agreements with governmental authorities and similar agreements solely related to the Land; (vi) all rights in favor of Borrower or the Land under any Community Development Districts (“CDD”) or agreements with any CDD to the extent assignable; and (vii) any and all permits, licenses, allocations, approvals, certificates and consents heretofore or hereafter issued by any governmental or private authority or agency relating solely to the Land or to any Improvements or the Plans and Specifications thereof, naming Borrower, and all of Borrower’s right, title and interest in any to any subcontracts or agreements for services, labor or materials pertaining to any Improvements, and all claims and rights with respect to non-performance or breach of said contracts and agreements.

          “Loan” means the Revolving Loan.

          “Loan Agreement” means this Agreement.

          “Loan Documents” means the Commitment, this Loan Agreement, the Notes, any funding agreement, any “Application and Agreement for Irrevocable Standby Letter(s) of Credit” entered into by Lender and Borrower with respect to a Letter of Credit, the Mortgage, the other collateral assignments, the Guaranty, the Financing Statements, and any other document or writing executed in connection therewith or in furtherance thereof, whether entered into simultaneously herewith or at any time hereafter.

          “Loan Maturity Date” or “Maturity Date” means that certain date twenty-four (24) months from and after the Closing Date, as may be extended as set forth in the Note.

          “Lot” means any plotted Lot within the Property.

          “Lot Contracts Report” means the report to be submitted by Borrower to Lender on a monthly basis on the first day of each and every month included within the form attached hereto as Composite Exhibit “C”.

          “Management and Leasing Agreements” means (i) any and all management agreements executed by Borrower with any third party or affiliate of either Borrower or either Guarantor to engage in management activities in connection with the Property or the Improvements; and (ii) any and all leasing agreements executed by Borrower with any third party or affiliate of either Borrower or either Guarantor to engage in leasing or sales activities in connection with the Property or the Improvements.

          “Maximum Advance Availability” means the amount available for each Sub-limit Classification available for funding under the Borrowing Base in accordance with Section 1 of Article V hereof which amount shall be reduced by the face amount of a Letter of Credit.

          “Maximum Debt” means Guarantor’s Debt less (i) customer deposits, and (ii) subordinated debt due to shareholders of Guarantor.

          “Mortgage” means the Mortgage, Assignment of Rents and Security Agreement of even date herewith executed by Borrower for the benefit of Lender encumbering the Property, and any extensions, modifications, renewals or replacements thereof.

          “Mortgagor” means Tradition Development Company, LLC, a Florida limited liability company; Horizons St. Lucie Development, LLC, a Florida limited liability company; Horizons Acquisition 7, LLC, a Florida limited liability company; and/or Tradition Mortgage, LLC, a Florida limited liability company, as the case may be.

          “Notes” means the Revolving Note executed by Borrower in favor of Lender as well as any promissory note, sub-note, or other notes issued by Borrower in substitution, replacement, extension, future advance, amendment or renewal of the Note or any such promissory note or notes or as required herein.

          “Permitted Encumbrances” means those liens, encumbrances, easements and other matters approved by Lender as acceptable exceptions to Schedule B-Section 2 of the Title Policy, including, but not limited to, taxes and assessments not yet due and payable for the year of closing, and matters contemplated under the Loan Documents, including CDDs created with respect to the Land.

          “Parcels” means portions of the Land as described by separate, discrete legal descriptions or by a separately recorded plat, including as set forth in the Initial Borrowing Base Report.

          “Plans” or “Plans and Specifications” means plans and specifications for the construction of the Improvements submitted to and approved by Lender from time to time and including such amendments thereto as may from time to time be made by Borrower and approved by Lender, such approval not to be unreasonably withheld.

          “Property” means the Land and the Improvements located or to be located on the real property described in Exhibit “A” attached hereto and made a part hereof encumbered by the Mortgage and any Land and Improvements subsequently encumbered by the Mortgage, and any rights, other property, and appurtenances as defined, described or identified in the Mortgage to be used as Collateral for the Loan.

          “Requisition” means Lender’s form of loan requisition, completed by Borrower, evidencing Borrower’s draw request.

          “Revolving Loan” means the Forty Million and 00/100 Dollar ($40,000,000.00) revolving line of credit loan to be funded pursuant to the Borrowing Base as described in this Loan Agreement.

          “Site Plan” means collectively the site plans for the Improvements, approved by the applicable Governmental Authorities, as same may be amended from time to time with Lender’s approval which shall not be unreasonably withheld.

          “Sub-Limit Classification(s)” means the type of property to be used in determining the availability under the Borrowing Base as set forth in Article V hereof.

          “Tangible Net Worth” means Guarantor’s Assets less Guarantor’s Liabilities plus subordinate and/or subordinated debt payable to Guarantor’s shareholders.

          “Title Commitment” means the mortgagee title insurance commitment satisfying the requirements of this Loan Agreement.

          “Title Insurer” means title insurance underwriter satisfactory to Lender.

          “Title Policy” means the mortgagee title insurance policy issued pursuant to the Title Commitment satisfying the requirements of this Loan Agreement.

          “Utilities” means services necessary for the construction of the Improvements and the operation thereof for their intended purpose are available at the boundaries of the Land,

including water supply, storm and sanitary sewer facilities, electric, telephone facilities, cable television, and trash/dumpster services.

          “Work in Progress Report” means the report to be submitted by Borrower to Lender on a monthly basis on the first day of each and every month included within the form attached hereto as Composite Exhibit “C”.

     2. Capitalized terms not defined in this Loan Agreement shall have the meanings ascribed to them in the Mortgage, Notes, or other applicable Loan Documents.

ARTICLE II.

LOAN DOCUMENTS

     As a condition to Closing and prior to and as a condition of any disbursement of Loan funds hereunder, Borrower shall execute and deliver, or cause to be executed and delivered to Lender the Loan Documents to be executed by Borrower and/or Guarantor (the “Loan Documents”), and due diligence documents to be delivered by Borrower and/or Guarantor on the Land which Borrower utilizes as part of the Borrowing Base (collectively, the “Due Diligence Documents”), including as described on Exhibit “B” attached hereto and made a part hereof, all in form and substance reasonably satisfactory to Lender.

     All of the Loan Documents and Due Diligence Documents shall be in form and content reasonably satisfactory to the Lender, and shall comply with all of the requirements set forth in this Loan Agreement.

ARTICLE III.

SECURITY AGREEMENTS

     1. In addition to the security interests granted pursuant to the Mortgage and the other Loan Documents, Borrower hereby collaterally assigns, transfers, sets over and grants a security interest to Lender, its successors and assigns, in and to the following:

          (a) Design and Construction Contracts, Plans and Specifications. All of its right, title and interest in and to: (i) all construction contracts now or hereafter entered into by Borrower with various contractors (hereinafter each such are referred to as a “Contractor”) for the various Improvements to be constructed upon the Land, and all addenda, modifications and amendments thereto (“Construction Contracts”);

          (b) Developer’s Rights. All of its rights, title and interest as developer or declarant in and to the Declarations to the extent assignable in accordance with the terms and conditions of the Declarations.

          (c) Management and Leasing Agreements. All of its rights, title and interest in and to the Management and Leasing Agreements.

          (d) Licenses and Development Rights. All of its rights, title and interest in and to the Licenses and Development Rights.

          (e) All of its rights, title and interest in and to all current and future purchase and sale agreements with third party purchasers (collectively, “Purchase Agreements”).

     Hereinafter the Construction Contracts, Declarations, Management and Leasing Agreements, Licenses and Development Rights, and Purchase Agreements are referred to as the “Assigned Rights”.

     2. Borrower covenants, warrants and represents to Lender that with regard to the Assigned Rights currently held by Borrower (and for any Assigned Rights subsequently assigned to Lender as of the date of such assignment) (i) Borrower has all lawful right, title and interest to the Assigned Rights (if any), and has the right to make this assignment (to the extent the Assigned Rights are assignable), and (ii) Borrower has not assigned nor shall it assign to any other person or entity any interest in such Assigned Rights and (iii) the Assigned Rights are in full force and effect and there are no defaults by Borrower thereunder or by any other party thereto. Borrower warrants and represents that Lender shall not be under any obligation to perform any of the obligations of Borrower under the Assigned Rights. Nothing contained herein shall be construed to impose any liability upon Lender by reason of the assignment granted hereby until Lender exercises dominion and control with respect thereto, and Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, damages, liabilities, fines and expenses (including but not limited to reasonable attorney’s fees and costs) arising from or related to this assignment or under any of the Assigned Rights until Lender exercises dominion and control with respect thereto. Borrower shall deliver to Lender prompt written notice of any and all defaults or events which, with the giving of notice and/or the passage of time will become defaults by either Borrower or any third party under any Assigned Rights, and shall deliver copies of all written notices, demands and material communications between Borrower and any third party under any Assigned Rights. Borrower shall obtain any necessary consents or joinders necessary to effectuate the Assigned Rights.

     3. These assignments shall be in full force and effect as of the date hereof. Notwithstanding that this assignment is effective immediately, so long as there shall exist no Default by Borrower of this Loan Agreement or any other Loan Document which has not been cured within an applicable cure period and the cure accepted by Bank, Borrower shall have the right to take all action with respect to the items and matters assigned hereby. These assignments shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower acknowledges that the making of the Loan by Lender to Borrower shall be made by Lender in full reliance upon these assignments. This instrument is for the sole benefit of Lender and shall not be construed for the benefit of any third party or parties.

     4. Upon delivery of written notice of Default to Borrower (after expiration of any applicable cure period), Lender shall have the right in its sole discretion to take in its name or in the name of Borrower or otherwise, such action as Lender may at any time or from time to time reasonably determine to be necessary to cure any Default of Borrower under the Assigned Rights, but under no circumstances shall Lender be obligated to take such action. Lender shall incur no liability on account of any action taken in good faith by it or on its behalf or otherwise hereunder, whether or not the same shall prove to be improper, inadequate or invalid in whole or in part, and Borrower agrees to protect, defend, indemnify and hold Lender harmless from and against any and all loss, cost, liability or expense, including, but not limited to attorneys’ fees and expenses, in connection with any such action or actions except for Lender’s wrongful acts or gross negligence. These assignments shall constitute Borrower’s irrevocable direction to and full authority for third parties to act at Lender’s written direction, notice or demand and to otherwise perform on Lender’s behalf under the Assigned Rights after a Default exists under the Loan. Third parties shall be fully protected by Borrower in their reliance upon and compliance with any written request, notice or demand made by Lender with respect to the Assigned Rights or for performance of any undertaking thereunder, and shall have no right or duty to inquire as to whether any Default under the Loan Agreement or the other Loan Documents has actually occurred or is then existing.

     5. Borrower hereby irrevocably constitutes and appoints Lender as its true and lawful attorney-in-fact, empowered to act in Borrower’s name or in Lender’s name or otherwise, in order to enforce all rights of Borrower under the Assigned Rights (i) during a Default or (ii) after a Default has occurred and been cured but said cure has not been accepted by Lender. This power of attorney, being coupled with an interest, is irrevocable.

ARTICLE IV.

CLOSING AND INITIAL DISBURSEMENT

     1. The Closing of the Loan, and funding of the proceeds of this Loan which are approved by the Lender for any initial funding are conditioned upon, and such proceeds of the Loan shall be funded subsequent to, the following:

          (a) Execution and/or delivery of all Loan Documents and Due Diligence Documents such other documents as Lender and Lender’s counsel may require to insure that the Lender has a valid first lien on the Property which constitutes the Borrowing Base used by Lender to fund this Loan Agreement and as necessary or appropriate to effectuate the terms of this Loan Agreement.

          (b) Receipt by Lender of satisfactory evidence of applicable insurance required pursuant to the Loan Documents.

          (c) Receipt by Lender of the marked-up Title Insurance Commitment, insuring Lender’s Mortgage, which marked-up commitment must be approved by Lender’s counsel together with all required reinsurance and co-insurance agreements, required endorsements and coverages.

          (d) Receipt by Lender of evidence satisfactory to Lender and Lender’s counsel of the Borrower’s and Guarantor’s fulfillment of any other condition to funding as set forth in this Loan Agreement.

          (e) Borrower and Guarantor are in full compliance with the Loan Documents and all warranties and representations of the Borrower and Guarantor are true and correct.

          (f) Written confirmation from Borrower that the applicable Parcels to be included in the Borrowing Base have the appropriate approvals, permits, licenses and Improvements required (if any) to qualify for the applicable Sub-Limit Classification set forth in Article VII, Section 1 hereof and in the Initial Borrowing Base Report.

ARTICLE V.

LOAN FUNDING

     1. Borrowing Base. Eligibility for funding under the Loan shall be determined under a “Borrowing Base” formula calculated based on the Sub-Limit Classifications (“Sub-Limit Classification(s)”) set forth in the chart below (“Borrowing Base Matrix”), with each such Sub-Limit Classification referred to in this Loan Agreement (including without limitation in calculating the Maximum Advance Availability by the letter reference in the left-hand column of the chart below). Each such Sub-Limit Classification shall be a sublimit under the Revolving Loan for that category up to the referenced “Maximum Advance Availability” as shown in the Borrowing Base Matrix as may be combined with other Sub-Limit Classifications. The Maximum Advance Availability under the Borrowing Base shall be the value, or cost, as applicable, of each Sub-Limit Classification set forth below multiplied by the applicable Advance Rate as noted in the Borrowing Base Matrix, which results in the aggregate Margined Value (as hereinafter defined). “Margined Value” means the appraised value or cost, if applicable, of the applicable portion of the Mortgaged Property multiplied by the applicable Advance Rate for the particular Sub-Limit Classification as set forth below.

			Maximum
			Advance
Sub-Limit Classification		Advance Rate	Availability
A)	Undeveloped Land owned by Borrower Not Under Contract Lender has been provided the legal description, boundary survey, environmental report, site plan, recorded deed & mortgage, endorsement to title insurance, and other closing documentation required. Land use is in place for construction of the Improvements.	50% of lesser of (i) LTV, or (ii) LTC	$10,000,000
B)	Undeveloped Land owned by Borrower Under Contract for Sale Lender has been provided purchase contract, legal description, plat or sketch, environmental report, site plan, recorded deed & mortgage, endorsement to title insurance, and other closing documentation required. Land use is in place for construction of the Improvements.	65% of lesser of (i) LTV, or (ii) LTC	$40,000,000
C)	Land Under Development Under Contract Lender has been provided purchase contract, final DRI Development Order, master PUD master engineering, permitting, and site plan approved by Lender and Lender provided with a copy of approved preliminary plat for parcel to be developed. Sitework fully permitted, sitework construction in progress.	the lesser of (i) 75% of LTV of the Improvements “As-If developed” or (ii) 80% of LTC on LUD subject to a contract for sale	$10,000,000

     2. Eligibility Limitations Under Borrowing Base. Eligibility under the Borrowing Base will be further limited as follows:

          (a) For “Undeveloped Land” owned by the Borrower (Sub-Limit Classification A), eligibility will be limited by the following:

(i) Undeveloped Land identified for use as golf course, amenities, parks, retention, preserve or other non-development uses for sale or rental use, or any other property designated as non-master planned community or property to be deeded to a master property owners association, an improvement district or a CDD other third party, is not eligible for the Borrowing Base once it has been identified and/or Borrower is contractually obligated to convey the property.

          (b) Any CDD Bond (net of adjustments) will be deducted from the applicable Margined Value (as hereinafter defined).

          (c) The formation of a CDD or modifications of the conditions of or new funding by an existing CDD on any part of the Property will require the reasonable consent of the Lender. The Lender reserves the rights to secure an appraisal update and/or modify the Advance Rate(s) set forth in Section 1 above with respect to the Property under the Borrowing Base on any portion of the Property submitted to a CDD. The Borrower shall use best efforts to obtain from the CDD quarterly internally prepared financial reports and annual audited financial statements; and to cause the internally prepared reports to be certified. The Borrower shall provide such reports to Lender within thirty (30) days of receipt by Borrower. Lender acknowledges that any Property under the Borrowing Base submitted to a CDD will be subject to assessments imposed by the CDD.

          (d) Notwithstanding the foregoing Borrower Base Matrix, if any Land is optioned, contracted or owned for a period in excess of two (2) years prior to the Closing Date of the Loan, the Maximum Advance Availability will be based on the LTV Advance Rates and not the LTC Advance Rates listed in the Borrowing Base Matrix.

     3. Borrowing Base Administration.

          (a) The Lender shall be responsible for administering the Borrowing Base. The following reports shall be submitted by Borrower on monthly basis on forms and with such supporting documentation as the Lender shall reasonably require: (i) a Borrowing Base Report (the Initial Borrowing Base Report shall be used for the determination of the Maximum Advance Availability under the Borrowing Base for the first quarter); (ii) an Inventory Report; (iii) Work in Progress Report; and (iv) any other information required by Lender in Lender’s reasonable discretion.

          (b) Additions, reclassifications, and all partial releases of Property under the Borrowing Base will be processed by the Lender, with assistance from counsel, as requested by the Lender, at the Borrower’s expense.

          (c) Phase I environmental reports (or participation in Lender’s Environmental Collateral Protection Program) shall be required on any new real property mortgaged to the Lender, to be reviewed and determined to be acceptable by the Lender, in the Lender’s reasonable discretion. The Lender may accept existing Phase I reports, subject to its review and acceptance at Lender’s sole and absolute discretion.

          (d) Additions to the Property to be considered eligible for the Borrowing Base must be acceptable to the Lender in accordance with the requirements set forth in this Loan Agreement, in Lender’s reasonable discretion, and documented in the same manner as required with respect to the Property under the terms of this Loan Agreement and the Commitment, and must include, but not limited to:

               (1) Recorded mortgage spreader and advance documents as reasonably required by Lender’s counsel.

               (2) Title policies endorsed advancing the effective date of the Lender’s Title Policy, insuring that no adverse matters have appeared of record since the prior effective date, and adding such real property insured under Lender’s first priority mortgage subject to any Permitted Exceptions.

               (3) Recorded plat, if applicable, and a certified boundary survey of the Property then being encumbered.

               (4) Appraisal in satisfactory form and content in Lender’s sole and absolute discretion.

               (5) Phase I environmental report in satisfactory form and content in Lender’s reasonable discretion (or participation in Lender’s Environmental Collateral Protection Program).

               (6) Evidence satisfactory to the Lender of Sub-Limit Classification status as defined in the Borrowing Base.

               (7) Written confirmation of Lender’s counsel that documentation received is acceptable in order to add the proposed real property to the Borrowing Base.

               (8) If required by Lender, the Lender’s Inspector has performed any required project permit review, cost/design review, development rights review and/or progress inspections of any Land Under Development. Borrower will provide copies of progress/development status reports from project engineers, plans and specification, permits, development orders, and other information the Lender may reasonably require to validate collateral eligibility under the Borrowing Base. Borrower shall reimburse the Lender for the cost of the Lender’s Inspector.

          (e) Reclassifications of eligible Land will require:

               (1) Evidence satisfactory to the Lender of Sub-Limit Classification status and Maximum Advance Availability as defined in the Borrowing Base, including but not limited to, copies of approved and/or recorded plats, if any, endorsement advancing the effective date of the Lender’s Title Policy and insuring that no adverse matters have appeared of record since the prior effective date, whatever affidavits and/or surveys required by title agent in order to delete any exceptions for survey matters on the title endorsement, which may include, a surveyor’s affidavit or updated certified boundary survey (if original boundary survey provided is dated more than ninety (90) days prior to reclassification request), site plans, if any, permits, licenses and other approvals as appropriate. The Borrower shall pay for the reasonable fees and costs for the review of such documentation, including Lender’s reasonable attorneys’ fees and costs and Lender’s Inspector’s fees and costs.

               (2) Appraisal update (if applicable).

          (f) Deletions or partial releases of portions of Land eligible under the Borrowing Base will be executed by the Lender upon submission of:

               (1) Partial release and attached legal description.

               (2) If unplatted, at Lender’s request, a boundary survey or sketch.

               (3) Compliance with Paragraph 4 below.

     4. Release Prices. Partial releases will be executed by the Lender without the requirement for payment of a “Release Price” so long as: (a) there is no uncured Default; (b) the Lot, development parcel, or other Property to be released is not needed in the Borrowing Base to support outstanding borrowings, any Letters of Credit issued, or any other exposure; and (c) the partial release does not negatively impact in any way the value or use of the remaining collateral. Without limiting the foregoing, Lender acknowledges that Borrower may request, from time to time, releases for parks, roads, and other non-developable portions of the Property including, but not limited to, conveyances to property owners associations, CDDs and Governmental Authorities without payment of a Release Price so long as the requirements for nonpayment of a Release Price contained in this provision are satisfied. If release of a Lot or development parcel would result in the amounts outstanding under the Loans being in excess of the Margined Value, the partial release may be denied or (i) a reduction of principal outstanding to the Margined Value or (ii) an increase in the Collateral to the Margined Value may be required by the Lender as a condition to the partial release. Partial Releases will reduce availability in the Borrowing Base by the Margined Value of the property released. The Borrower shall be required to provide Lender with Partial and Final Lien Waivers (as applicable) from any party filing a Notice to Owner on any Land encumbered by Lender.

     5. Plats and Consents. Lender acknowledges that Lender will be required to execute and consent to certain plats, certain easements, declarations and other development documents in connection with the development of the Land. Lender agrees to execute all such documents, after Lender’s review and approval of same, such approval not to be unreasonably withheld or delayed without payment of any Release Price or other consideration. Without limiting the foregoing, Lender agrees to join in all plats and subordinate the lien of the mortgage to any dedications provided on such plats and to execute such documents as may be reasonably required from Borrower with respect to any of the following: (i) recordation of any declaration of covenants and restrictions for all or any portion of the Property; (ii) formation of any CDD for all or any portion of the Property; (iii) any easement, license or other grant or conveyance to any Governmental Authority or utility company; (iii) any dedication, reservation or other restriction provided on a plat, and (iv) such other authorizations, consents and joinders as may be required to obtain the further development approvals with respect to the Property.

ARTICLE VI.

METHOD AND CONDITIONS OF DISBURSEMENT OF LOAN PROCEEDS

     1. Revolving Loan. The purpose of the Revolving Loan is to provide financing under the Borrowing Base as provided in Article V above.

     2. Loan Requisitions.

          (a) All Requisitions for proceeds of the Loan under Sub-Limit Classifications shall be disbursed to Borrower upon request in accordance with this Loan Agreement, subject only to the following limitations: (i) Borrower is in compliance with the terms and conditions of this Loan Agreement and the Loan Documents including, but not limited to, the Financial and Operating Statements contained in this Loan Agreement; (ii) there is availability under the Borrowing Base considering any limitations set forth in Article V hereof; and (iii) no Default shall have occurred and be uncured as of the date of the funding request.

          (b) Notwithstanding the foregoing, in the event funding on the Borrowing Base exceeds the amount permitted by an inspection audit as performed by Lender’s Inspector, Borrower must, within twenty (20) business days after notification by Lender, either (i) reduce the loan balance to the amount documented by the audit, or (ii) provide additional collateral acceptable to the Lender in accordance with this Loan Agreement at a value (based on Advance Rates as noted in the Borrowing Base Matrix) that would support the current Borrowing Base funding.

     3. Solvency. At such time as Borrower shall desire to obtain a disbursement of any portion of the Loan proceeds, Lender may require, in its reasonable discretion, that Lender be provided with satisfactory evidence that there is not pending against Borrower a petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangements under the Federal bankruptcy laws of the United States or of any other action brought under the aforesaid bankruptcy laws. Such evidence shall be in the form of affidavits signed by an officer of Borrower.

     4. Access to Streets. Lender shall not make any disbursement for construction of the Improvements for any Land Under Development if the Land Under Development shall not have legal and insurable access which may include an easement providing such access. Lender acknowledges and agrees that legal access to any Land Under Development will be constructed contemporaneously with the Improvements.

     5. Final Disbursement Date. Subject to other provisions of this Article, Lender shall not be required to make any disbursement from the proceeds of this Loan later than the Loan Maturity Date.

     6. Lien Priority as Prerequisite for Funding. As of the date hereof, the Mortgage shall be of first lien priority as to the Property. Lender shall in no event disburse funds from the

Loan proceeds unless (a) the Mortgage then shall constitute a first lien on such Property subject to the Permitted Exceptions and (b) there shall exist no other lien of any sort, whether prior or inferior, than the lien of the Mortgage with respect to the Property other than the Permitted Exceptions.

     7. Conditions Precedent to Each Disbursement of the Loan. At no time and in no event shall Lender be obligated to disburse funds if any Default as described herein or in the Mortgage shall have occurred and shall not have been cured prior to the expiration of any applicable cure period.

     8. Notice, Frequency and Place of Disbursements. At Lender’s option (a) the above-said Requisition shall be submitted to Lender at least three (3) business days prior to the date of the requested advance, (b) disbursement shall be made no more frequently than bi-monthly, and (c) all disbursements as to the Loan shall be made by transfer to Borrower’s account at Lender or at such other place as Borrower may designate from time to time.

     9. Advances Do Not Constitute a Waiver. No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions of Lender’s obligation to make further advances, nor in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default described herein or in the Mortgage.

     10. Letters of Credit. At the request of Borrower and provided that a Default does not exist, the Lender shall issue, pursuant to the requirements of the Revolving Loan and in accordance with the Borrowing Base procedures of Article V, stand-by Letters of Credit in favor of governmental authorities in order to serve as performance bonds for Borrower’s development of real property. Prior to issuance of a Letter of Credit by the Lender and at such time as a Letter of Credit is requested by Borrower for the benefit of any real property being developed with proceeds of the Loan:

          (a) Borrower shall execute an Application and Agreement for Irrevocable Standby Letter(s) of Credit;

          (b) The amount advanced by Lender under such Letter of Credit shall be secured by the applicable Mortgage and guaranteed by the applicable Guarantor;

          (c) Borrower shall pay to Bank upon issuance of the Letter of Credit a fee of 1/2 of 1% of the face amount of such Letter of Credit (and thereafter upon any annual renewal);

          (d) The Letter of Credit shall contain a thirty (30) day cancellation by Bank provision and shall have an expiration date no later than twelve (12) months (with annual renewal options upon payment of a renewal fee);

          (e) Any sums paid by Bank under the Letter of Credit shall initially accrue interest at the Loan interest rate provided in the Note and such sum, together with accrued interest to the extent it exceeds the Borrowing Base, shall be repaid by Borrower within five (5) business days from receipt of notice from Bank that the Letter of Credit (or portions thereof) have been paid;

          (f) In the event the Letter of Credit is paid by Bank (and not repaid by Borrower as provided immediately above), such payment shall be deemed by Bank as a Default by Borrower under the Loan and interest shall commence to accrue on the amount of such payment at the Default Rate of Interest provided in the Note; and

          (g) The applicable Mortgage shall not be satisfied until all Letters of Credit relating to such Property are returned to Bank or the Letters of Credit are secured by cash or other collateral acceptable to Bank in its reasonable discretion.

If at any time Borrower requests a reduction or cancellation in the amount of any Letter of Credit issued by the Lender, Borrower must present written authorization in substance acceptable to the Lender from the beneficiary of such Letter of Credit approving the reduction and the amount so reduced. Any Letter of Credit issued shall reduce the Borrowing Base Availability by the amount of the letter of credit issued.

ARTICLE VII.

WARRANTIES AND REPRESENTATIONS OF BORROWER

     As material inducements to Lender to enter into this Loan Agreement and to make the Loan, Borrower hereby warrants and represents to Lender as follows:

          (a) Validity of Loan Documents. That the Loan Documents are in all respects legal, valid and binding according to their terms and grant to Lender a direct, valid and enforceable first lien security interest in the Property and the personalty located thereon subject only to bankruptcy, insolvency and other similar laws affecting the rights of creditors.

          (b) Priority of Lien on Personalty. That no bill of sale, security agreement, financing statement or other title retention agreement (except those executed in favor of Lender) has or will be executed with respect to any personal property, equipment or fixtures used in conjunction with the construction, operation or maintenance of the Improvements located on the Property owned by Borrower other than Improvements for a CDD.

          (c) Conflicting Transactions of Borrower. That the consummation of the transactions hereby contemplated and the performance of Borrower’s obligations under and by virtue of the Loan Documents will not result, to the best of Borrower’s knowledge, in any breach of, or constitute a default under any mortgage, security deed, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws or other instrument to which Borrower is a party or by which it may be bound or affected.

          (d) Pending Litigation. That there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower which adversely affects any of the Property securing the Loan in any material respect, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at law or in equity, or before or by any governmental authority, except actions, suits and proceedings which are fully covered by insurance and which, if adversely determined, would not substantially impair Borrower’s ability to perform each and every one of its obligations under and by virtue of the Loan Documents; and that to Borrower’s knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority that would have a material adverse affect on Borrower’s ability to repay the Loan.

          (e) Violations of Governmental Law, Ordinances or Regulations. That Borrower has no knowledge of any material violation or notice of violations of any federal or state law or municipal ordinance or order or requirement of, or agreement with, the County or City or any municipal department or other governmental authority having jurisdiction affecting the Property, which violations in any way relate to or affect the Property.

          (f) Compliance with Zoning Ordinances, Building Codes, and Similar Laws. That as a condition of funding a Requisition for any Land Under Development, the proposed Improvements to be developed thereon will have been approved by all appropriate Governmental and quasi-Governmental Authorities and all applicable permits will have been issued pursuant to all applicable building codes. Borrower is familiar, has complied, and will comply with all of the laws, regulations, codes, ordinances, and development orders and resolutions applicable to the Property and construction of the Improvements on any Land Under Development. The Land Under Development is and will be in full compliance with all requirements of any and all existing Development Order(s), resolutions and approvals; and the Borrower has satisfied all conditions to such Development Order(s), resolutions and approvals. As a condition of funding any Requisition for any Land Under Development, Borrower shall have obtained, all permits, licenses and approvals necessary to construct the Improvements in accordance with all laws, including those pertaining to land use, and Borrower has delivered or will deliver promptly upon receipt, true and accurate copies of all such permits, licenses, and approvals to Lender.

          (g) Availability of Utilities. That all utility services necessary for the construction of the Improvements on any Land Under Development are or will be available at the boundaries of the Land, including water supply, storm and sanitary sewer facilities, electric, telephone facilities, cable television, and trash/dumpster services (“Utilities”) at the time of a funding request.

          (h) Development Approvals and Building Permits. That all development approvals, permits, licenses and requirements as applicable for any work then to be funded by Lender with respect to any Property as noted in the relevant Sub-Limit Classification under the Borrowing Base shall have been obtained as a condition of funding at the Advance Rate noted in the Borrowing Base Matrix for such Sub-Limit Classification. By submitting a Due Diligence Report and an updated Borrowing Base Report, the Borrower shall be deemed to have represented to Lender that the state of facts set forth therein are true and correct in all respects, and that Lender may rely on such Due Diligence Report and Borrowing Base Report in funding the Loan pursuant to and in accordance with the Loan Documents, without further inquiry or investigation. Borrower shall deliver copies of all issued approvals, licenses, permits and other evidence of the satisfaction of governmental requirements to Lender as a condition of funding and in order to verify the requirements under the applicable Sub-limit Classification as noted in the Borrowing Base Matrix. For any Land Under Development, that the Property is vested both for concurrency requirements and under any Preliminary Development Agreement or DRI Development Order, all necessary density units and uses are vested with respect to the Improvements, and that the use complies with such DRI Development Order. The Borrower shall deliver to Lender, as obtained, copies of all plats, approvals, and permits as issued by the applicable governmental authority.

          (i) Condition of Property. That the Property is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty and remains in substantially the same condition as existed on the date of the Appraisal other than preparation of the Land for any improvements to be constructed. To Borrower’s knowledge, the Property does not contain significant amount of muck or organic materials which would adversely affect the appraised value of such land below that required by this Agreement and significant amounts of off-site fill are not required.

          (j) Brokerage Commissions. That any brokerage commission due in connection with the transaction contemplated hereby has been paid in full and that any such commission coming due in the future will be paid promptly by Borrower. Borrower agrees to and shall indemnify Lender from any liability, claim or loss arising by reason of any such brokerage commission. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claim or loss exists.

          (k) Usury. That the amounts to be received by Lender which are or which may be deemed to be interest hereunder or under any of the Loan Documents or otherwise in connection with the transactions herein contemplated constitute lawful interest and are not usurious or illegal under the laws of the State of Florida, and no aspect of the transactions contemplated by this Loan Agreement is or will be usurious under current Florida law.

          (l) Accuracy of Information. That Lender’s commitment to make the Loan, as expressed in the Commitment is based on the accuracy of Borrower’s representations and statements. Neither this Loan Agreement nor any document, financial statement, credit information, certificate or statement required herein to be furnished or furnished to Lender contains any untrue statement of a material fact or omits to state a fact material to this Loan Agreement or to Lender’s decision to enter into this Loan Agreement or the transaction contemplated hereunder. Lender shall have the option to declare the Commitment to be breached if there shall have been any material misrepresentation or misstatement or any material error in any statement, document or other submission delivered to Lender, or if prior to the initial Loan disbursement, there shall have been a material adverse change in the state of facts submitted to Lender, or Borrower or any Guarantor has become insolvent, bankrupt or incapacitated, or has otherwise been subject to any material adverse change in financial condition.

          (m) Set-Offs. That Borrower and Guarantor do not currently have any defense or set-off with respect to any money disbursed or otherwise advanced or to be advanced hereunder.

          (n) Investment Company. That Borrower represents and warrants that Borrower is not an investment company as defined by the Investment Company Act of 1940, as amended, and that Borrower is not required to register under said Act.

          (o) Continuation and Investigation. That the warranties and representations contained herein shall be and remain true and correct so long as any of Borrower’s or any Guarantor’s obligations hereunder have not been satisfied, or so long as part of the Loan shall remain outstanding, and each request by Borrower for a disbursement or extension of the Loan shall constitute an affirmation that the foregoing representations and warranties remain true and correct as of the date thereof. All representations, warranties, covenants and agreements made herein or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Loan Agreement shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the making of any or all of the disbursements contemplated hereby.

          (p) Hazardous Substances.

               (1) Borrower and Guarantor represent and warrant to Lender the following:

                    (i) that Borrower and Guarantor have made all due inquiry and investigation into the present condition of the Property and the previous ownership and uses of the Property consistent with good commercial or customary practice in an effort to minimize liability with respect to “Hazardous Substances”, as that term is defined herein;

                    (ii) that neither Borrower, any Guarantor, nor any other person to the Borrower’s and Guarantor’ knowledge, after all due inquiry and investigation, has ever used the Property as a facility for the manufacture, processing, distribution, use, transport, handling, storage, treatment or disposal of any Hazardous Substances, and Borrower and Guarantor will not in the future use the Property for any such purposes;

                    (iii) that the Property, to the best of Borrower’s and Guarantor’s knowledge, is now and at all times hereafter will continue to be in full compliance with all federal, state and local “Environmental Laws” (as that term is defined herein);

                    (iv) that to the best of Borrower’s and Guarantor’s knowledge, as of the date hereof, there are no hazardous or toxic materials, substances, wastes or other environmentally regulated substances (including solids or gaseous products and any materials containing asbestos) in violation of Environmental Laws, the presence of which is limited, regulated or prohibited by any state, federal or local governmental authority or agency having jurisdiction over the Property, or which are otherwise known to pose a hazard to health or safety of occupants of the Property, located on, in or under the Property or used in connection therewith; and any aboveground or underground storage tanks on the Property have been properly registered with the Florida Department of Environmental Regulation and are in material compliance with the standards for stationary tanks contained in Chapter 17-761 or 17-762, Florida Administrative Code, any local tank regulation program authorized under Chapter 17-63, Florida Administrative Code, and regulations for underground storage tanks promulgated by the U.S. Environmental Protection Agency in 40 CFR Part 280. Borrower and Guarantor further represent that to the best of each other’s knowledge there has never been a discharge, as that term is defined in Rule 17-761.200(33)(b), F.A.C., of any pollutants, contaminants or petroleum products from any of the aboveground or underground storage tanks and the Property has never been the subject of a petroleum contamination site cleanup or remediation under Chapter 17-770, Florida Administrative Code, or other applicable environmental law;

                    (v) that Borrower and/or Guarantor shall promptly notify Lender in writing of any change in the nature or extent of any Hazardous Substances or toxic materials, substances or wastes maintained on, in or under the Property or used in connection therewith, and will transmit to Lender copies of any citations, orders, notices, liens, or other material governmental or other communication received with respect to any other hazardous materials, substances, wastes or other environmentally regulated substances affecting the Property; and Borrower and Guarantor shall not cause or permit to exist, as a result of an intentional or unintentional act or omission on its part, a releasing, discharging, spilling, leaking, pumping, emitting, pouring, emptying or dumping of a Hazardous Substance from the Property into waters or onto lands of the State of Florida or the waters of the United States, or into waters outside the jurisdiction of the State of Florida where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of Florida or the United States, unless said release, discharge, spill, leak, pump, emission, pouring, emptying or dumping, etc. is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities;

                    (vi) that Borrower and Guarantor are not aware of, nor have the Borrower, Guarantor, or any subsidiary or affiliated entities, received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with Environmental Laws or any ordinance, regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance; and

                    (vii) that there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower, Guarantor, or the Property, relating in any way to any Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

               (2) Borrower and Guarantor shall, at their own cost and expense, take all actions as shall be necessary or advisable for the clean-up of the Property, including all removal, containment and remedial actions in accordance with all applicable Environmental Laws, and shall further pay or cause to be paid at no expense to Lender all clean-up, administrative, and enforcement costs of applicable governmental agencies which may be asserted against the Property or the owner thereof.

               (3) Borrower and Guarantor hereby agree to indemnify, reimburse, defend and hold harmless Lender, its officers, directors, employees, successors and assigns from and against all demands, claims, civil or criminal actions or causes of action, liens, assessments, civil or criminal penalties or fines, losses, damages, liabilities, obligations, costs, disbursements, expenses or fees of any kind or of any nature (including, without limitation, cleanup costs, attorneys’, consultants’ or experts’ fees and disbursements and costs of litigation at trial and appellate levels) which may at any time be imposed upon, incurred by or asserted or awarded against, Lender directly or indirectly, resulting from: (i) any acts or activities of Borrower, its agents, employees or contractors, at, on or about the Property which contaminate air, soils, surface waters or groundwaters over, on or under the Property; (ii) arising from or out of any Hazardous Substance on, in or under the Property; (iii) pursuant to or in connection with the application of any Environmental Law to the acts or omissions of Borrower or any other person and any environmental damage alleged to have been caused, in whole or in part, by the transportation, treatment, storage, or disposal of any Hazardous Substance; or (iv) arising from or in relation to the presence, whether past, present or future, of any Hazardous Substances on the Property.

               (4) Without limiting the foregoing, this indemnification provision specifically protects the Lender against any claim or action from activities described in (i), (ii), (iii) or (iv) above, based in whole or in part upon any Environmental Law, environmental statute, rule, regulation or policy, CERCLA and RCRA (as may be amended from time to time), and other laws, whether now in existence or enacted in the future.

               (5) Borrower’s and Guarantor’s indemnification obligations hereunder shall be one of strict liability and shall be enforceable without regard to any fault or knowledge of Borrower or Guarantor with respect to any act or omission or condition or event which is the basis of the claim under such indemnification obligation. Borrower’s and Guarantor’s obligation under this Paragraph shall not be limited to any extent by the term of the Note or other obligations secured hereby, and such obligation shall continue, survive and remain in full force and effect notwithstanding payment in full or other satisfaction or release therefrom but shall not apply to the gross negligence or willful misconduct of Lender or events arising after foreclosure or deed in lieu of foreclosure. The provisions of this Paragraph shall be deemed to survive and continue in full force and effect after any foreclosure or other proceeding by which the Lender, and its successors and assigns succeed to ownership of the Property.

               (6) Those liabilities, losses, claims, damages and expenses for which Lender is indemnified under this Paragraph shall be reimbursable to Lender at Lender’s option to make payments with respect thereto, without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, and Borrower and Guarantor shall, jointly and severally, pay such liability, losses, claims, damages and expenses to Lender as so incurred within thirty (30) days after notice from Lender itemizing the amounts incurred to the date of such notice. In addition to any remedy available for failure to periodically pay such amounts, such amounts shall after such thirty (30) day period bear interest at the “Default Rate” as defined in the Loan Documents.

               (7) Borrower and Guarantor waive any acceptance of this indemnity by Lender. The failure of Lender to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against Lender, nor excuse Borrower from their obligations hereunder. Any waiver of such right or remedy must be in writing and signed by Lender. This indemnity is subject to enforcement at law and/or equity, including actions for damages and/or specific performance.

               (8) Lender shall have the right, in its sole discretion, to require Borrower to periodically perform (at Borrower’s and Guarantor’s expense) an environmental audit (if Lender reasonably suspects the presence of Hazardous Substances or violation of Environmental Laws, if a notice of violation is sent by any governmental authority, or if any governmental authority, including those regulating financial institutions, should require such) and, if deemed necessary by Lender due to the foregoing, an environmental risk assessment, each of which must be satisfactory to Lender in its sole discretion, of the Property, hazardous waste management practices and/or hazardous waste disposal sites used by Borrower. Such audit and/or risk assessment must be by an environmental consultant satisfactory to Lender. Should Borrower fail to perform such environmental audit or risk assessment within 30 days of the Lender’s written request, Lender shall have the right but not the obligation to retain an environmental consultant to perform such environmental audit or risk assessment. All costs and expenses incurred by Lender in the exercise of such rights shall bear interest at the default rate set forth in the Note and shall be secured by the Mortgage and shall be payable by Borrower and Guarantor upon demand or charged to Borrower’s loan balance at the discretion of the Lender.

               (9) Any breach of warranty, representation or agreement contained in this Paragraph shall be an Event of Default hereunder and shall entitle Lender to exercise any and all remedies provided in the Mortgage, or otherwise permitted by law. The warranties, representations, and indemnities made by Borrower and/or any Guarantor in this Loan Agreement shall survive satisfaction of the Note and Mortgage.

               (10) Notwithstanding the foregoing, each of the foregoing representations are qualified to the extent that Borrower has provided Lender with written information, such as an environmental audit disclosing any environmental conditions.

          (q) Financial Information. All financial information which has been and will be delivered to Lender in connection with the Loan or pursuant to the Loan Documents, including all information relating to the financial condition of Borrower, or any of its partners or shareholders, and Guarantor, fairly and accurately represents the financial condition that is being reported. All such information was prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise noted. There has been no material adverse change in any financial condition reported at any time to Lender that would result in a violation of the financial covenants applicable to such party. Borrower and Guarantor shall be required to execute and deliver to Lender attestation forms as to all financial statements provided to the Lender, which said attestation forms shall be executed by an authorized officer of the Borrower and Guarantor, respectively.

          (r) Accuracy. All reports, documents, instruments, information and forms of evidence which have been delivered to Lender concerning the Loan or required by the Loan Documents are accurate, correct and sufficiently complete in all material respects to give Lender true and accurate knowledge of their subject matter. None of them contains any misrepresentation or omission.

          (s) Taxes. Borrower has, prior to delinquency, duly filed, paid and/or discharged all taxes or other claims that may become a lien on any Property, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. With regard to any other property or assets not subject to this Loan, the nonpayment by Borrower or Guarantor of taxes or other claims that may be come a lien on such other property or assets will not have a material adverse effect on the financial covenants made by Borrower or Guarantor in this Loan Agreement.

          (t) Interest Rate Swap Security. During the term of the Loan, Borrower will be provided with an option to hedge the Loan’s floating interest expense by entering into a future interest rate swap (the “Swap”) with Lender contemporaneously with the closing of the Loan, pursuant to which Borrower would receive the amount necessary to pay the interest expense due under the Loan (exclusive of default interest or other adjustments provided for in the Loan Documents) and would pay the amount that would be equal to the interest that would accrue on the Loan at a fixed rate. Lender will provide this Swap to Borrower upon mutually agreeable terms. The actual rate of the Swap would be subject to market conditions at the time the Swap is consummated. The Swap would be governed by an ISDA Master Agreement and secured by the Collateral described in the Loan Documents.. In the event that the Borrower exercises the Swap with Lender and in the event of prepayment in whole or in part of the Loan, the Swap must be unwound and a “breakage fee” may be due and payable to Lender.

          (u) Ownership of Borrower. The Borrower is owned and controlled by Guarantor, which in turn is owned and controlled by Levitt Corporation.

ARTICLE VIII.

COVENANTS AND FURTHER AGREEMENTS OF BORROWER

     Borrower hereby covenants and agrees with Lender as follows:

     1. Loan Documents. To duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the Loan Documents and any other documents and instruments delivered to Lender in connection herewith. Borrower will not suffer or permit any default or Event of Default to exist hereunder or thereunder. Borrower will promptly give notice in writing to Lender (a) of the occurrence of any material litigation or proceeding affecting Borrower and whether or not Borrower’s liability, if any, is covered by insurance, and (b) of any dispute between Borrower and any governmental or regulatory body or any other party, which dispute may materially interfere with Borrower’s normal operations or with construction of the Improvements.

     2. Insurance. Borrower will procure for, deliver copies of and original certificates of and maintain for the benefit of Lender during the life of the Mortgage, insurance policies in such amounts as Lender shall reasonably require in accordance with the terms of the Mortgage and required by the Loan Documents.

     3. Collection of Insurance Proceeds. To cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to Borrower or Lender in connection with the transactions contemplated hereby and in paying any indebtedness or obligation of Borrower to Lender incurred hereunder (including the payment by

Borrower of the expense of an independent appraisal on behalf of Lender in case of a fire or other casualty affecting the Property).

     4. Ad Valorem Tax and Assessments. If required by Lender, after the occurrence of and during the continuance of any Default or if required by regulatory requirements, Borrower will pay to Lender on the first (1st) day of each month, together with and in addition to the regular installment of interest and principal and until the Note is fully paid, an amount equal to one-twelfth (1/12th) of the estimated ad valorem real estate taxes to enable Lender to pay such taxes when due. Such added payments shall not be nor be deemed to be trust funds, but may be commingled with the general funds of Lender and Lender shall not pay interest on them. At the option of Lender, such added payments may be carried as a debit item on Lender’s books and accounts. Taxes and assessments for the Property shall be escrowed with the Lender in accordance with the terms of the Mortgage.

     Upon demand of Lender, Borrower agrees to deliver to Lender such additional sums as are necessary to make up any deficiencies in the amounts necessary to enable Lender to pay such real estate taxes. Lender shall have no responsibility for payment of any premium for taxes hereunder, except to the extent that funds are deposited by Borrower with Lender hereunder. In the event of a default by Borrower in the performance of any of the terms, covenants and conditions in the Mortgage, this Loan Agreement or the Note, Lender may, at Lender’s option, apply any amount then held by Lender under this paragraph to the reduction of the indebtedness secured in the Mortgage.

     If Lender does not require the aforementioned escrow, Borrower shall pay such taxes before such become delinquent and shall submit proof, on an annual basis, but no later than ten (10) days after written request from Lender.

     5. Application of Loan Proceeds. Borrower shall be permitted to use the proceeds under the Loan for any lawful business activities conducted by Borrower in the normal course of Borrower’s real estate business in accordance with the terms and conditions of this Loan Agreement.

     6. Interest and Other Reserves. Intentionally Omitted.

     7. Expenses. To pay all costs of closing the Loan and incurred during the term of the Loan and all expenses of Lender with respect thereto, including but not limited to fees of Lender’s Inspector, the disbursing agent, reasonable attorneys’ fees and costs (including attorneys’ fees and costs incurred by Lender subsequent to the closing of the Loan in connection with the disbursement, administration, collection, restructure, amendment or transfer of the Loan), advances, recording expenses, surveys, title insurance premiums, intangible taxes, documentary stamps, sales taxes, surtax and other revenue fees, escrow fees, tax service and flood certification fees, and Engineer’s costs and inspection fees, expenses of foreclosure (including attorneys’ fees and costs); in the Loan and Letters of Credit by the Lender, and similar items, and to allow all closing papers, Loan Documents and other legal matters to be subject to the approval of Lender’s attorneys. Under no circumstances will Lender pay to any third party any mortgage brokerage or other fees incurred in connection with this Loan and Borrower covenants and agrees to indemnify Lender and hold Lender harmless from any and all such claims for fees or commissions by third parties. Further, Borrower agrees to pay all of Lender’s costs and attorneys’ fees, including all appellate litigation, involving any of such claims.

     8. Borrower’s Equity Requirement. Intentionally Omitted.

     9. General Construction Requirements. Good workmanship and quality materials shall be utilized. Quality of construction, consistent with the caliber of the Improvements and customary building practices and industry standards, is of the essence. Borrower shall supply such sums of money and perform such duties as may be necessary to complete the construction of the Improvements pursuant to the approved Plans and Specifications and in full compliance with all terms and conditions of the Loan Documents without liens, claims or assessments (actual or contingent) asserted against the Property for any material, labor or other items furnished in connection therewith, and all in full compliance with Florida law, and further in compliance with all construction, use, building, zoning and other similar requirements of any pertinent governmental authority. Borrower will provide to Lender evidence of satisfactory compliance with all of such requirements upon request therefore by Lender. Completion of construction shall include, but not be limited to, lot grading, and adequate sewer, water, electrical, gas, telephone and other utility facilities at the boundary of the Lot.

     10. Access. The rights-of-way for all roads necessary for the full utilization of any existing Improvements for their intended purposes, and sufficient to provide legal access to all undeveloped Parcels have either been acquired by the master property owners association or appropriate governmental authority or have been dedicated to public use and accepted by such master property owners association or governmental authority (or are the subject of permanent easements for ingress and egress, in form and substance satisfactory to Lender).

     11. Right of Lender to Inspect Property and Review Plans for any Land Under Development. With regard to any Land Under Development, Lender and its representatives and agents and any Lender’s construction inspector shall be permitted to enter upon the Property regardless of whether such inspection is related to a specific Requisition, and to cooperate and cause each Contractor, if any, to cooperate with Lender and its representatives and agents and Lender’s Inspector during such inspections (including making available to Lender working copies of the Plans and Specifications together with all related supplementary materials); provided, however, that this provision shall not be deemed to impose upon Lender any obligation to undertake such inspections. Lender may, in Lender’s sole discretion, designate a construction Inspector to perform various services on behalf of Lender. The reasonable costs of these services shall be charged to and shall be paid by Borrower. The services performed by Lender’s Inspector include but are not limited to review of the Plans and Specifications, review of any and all other documents in the possession or control of Borrower and all proposed changes to them, inspection of construction work for the proposed Improvements and approval of requests for Loan disbursements.

     12. Changes in Plans and Specifications for Land Under Development.

          (a) Borrower must obtain from the appropriate persons or entities all approvals of any changes in the plans, specifications, work, materials or contracts that are required for any Land Under Development by any applicable laws, statutes or regulations, or by any restrictive covenants encumbering the Property, or under the terms of any lease, loan commitment or other agreement relating to the Property.

          (b) Lender may take such time as is reasonable to evaluate any requests for proposed changes in the Plans and Specifications for any Land Under Development, and may require that all other approvals required from other parties be obtained before it reviews any requested change. Lender may approve or disapprove changes in the exercise of its reasonable judgment. Borrower acknowledges that delays may result as a result of such time for approval by Lender, and Borrower agrees that Lender shall not be liable for such delays and Borrower hold Lender harmless from and against any claims, demands, damages, costs and expenses arising from such delay.

     13. Correction of Defects. For any Land Under Development, to promptly correct any defect in the Improvements or any material departure from the Plans and Specifications not permitted herein which has not been approved previously by Lender. The advance of any Loan proceeds shall not constitute a waiver of Lender’s right to require compliance with this covenant.

     14. Sign Regarding Financing. During the development of any Improvements, and to the extent permitted by the applicable ordinances and/or other restrictions, to promptly erect and maintain on the Property, on a site suitable to Lender, a sign provided by Lender at Lender’s expense, indicating that Lender is providing financing, all to Lender’s satisfaction, and to prevent the destruction or removal of said sign without Lender’s prior written approval.

     15. Books and Records. To keep and maintain proper and accurate books, records and accounts reflecting all items of income and expense of Borrower in connection with the Property and the construction thereon; and upon the request of Lender, to make such books, records and accounts immediately available to Lender, upon reasonable notice, for inspection or independent audit. Such inspection shall take place in Borrower’s offices during normal business hours.

     16. Notification by Borrower. Borrower shall promptly notify Lender in writing of:

          (a) any litigation affecting Borrower, with amounts at issue of greater than $50,000.00 or which seek attachment, levy, or foreclosure against any of the Property; or

          (b) any written communication that Borrower may receive from any governmental, judicial or legal authority, giving notice of any claim or assertion that the Land or the Improvements fail in any respect to comply with any applicable governmental law, regulation, ordinance or guidance;

          (c) any material adverse change in the physical condition of the Property (including any damage suffered as a result of storms or floods) or the financial condition or operations of Borrower or either Guarantor;

          (d) any actual or proposed condemnation or taking for public or private use which affects all or part of the Property or any interest in it;

          (e) any actual or threatened exercise by any third party of any right or remedy on account of any default or alleged default of Borrower under or with respect to any loan, contract or agreement to which Borrower is a party, and which could have a material adverse effect upon Borrower or the Property; and

          (f) any actual or proposed change in Borrower’s name or any trade name in which it does business.

     17. Keeping Guarantor Informed. Borrower shall keep Guarantor informed of Borrower’s financial condition and business operations, the condition and all uses of the Property; including all changes in condition or use, and all other circumstances which may affect Borrower’s ability to pay and perform its obligations under the Loan Documents. Guarantor acknowledges and agrees that the Borrower’s failure to comply with the terms of this paragraph shall not limit, abrogate or diminish, or constitute a defense to, the Guarantor’s liability to Lender under the guaranty or the other Loan Documents.

     18. Financial and Operating Statements.

          (a) Borrower and Guarantor shall deliver to Lender, within thirty (30) days after the close of each quarter, company prepared financial statements reflecting their operations during such fiscal quarter, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis and in reasonable detail.

          (b) Borrower shall deliver to Lender, within one hundred twenty (120) days after the close of its fiscal year, company prepared financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis and in reasonable detail. Guarantor shall deliver to Wachovia, within one hundred twenty (120) days after the close of its fiscal year, audited financial statements reflecting its operations during such fiscal quarter, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis and in reasonable detail.

          (c) Borrower and Guarantor shall deliver to Lender, within thirty (30) days of filing, complete copies of federal and state tax returns, as applicable if not filed on a consolidated basis, each of which shall be signed and certified by Borrower or Guarantor to be true and complete copies of such returns. In the event an extension is filed, Borrower or Guarantor shall deliver a copy of the extension within thirty (30) days of filing. Notwithstanding the foregoing and in lieu thereof, Guarantor may deliver to Lender, within thirty (30) days of filing, copies of the applicable pages of the federal and state tax returns of the consolidated tax return of its parent, Levitt Corporation, relating to the Guarantor.

          (d) Within ten (10) days of the end of each month, the Borrower shall provide to the Lender a Lot Contracts Report for any Land Under Development and Undeveloped Land Owned by Borrower and Under Contract for Sale to include among other things: sales, closings, contracts, reservations, deposits, or additional documentation as required by the Lender in form and substance satisfactory to the Lender. Each statement must contain a certification to the Bank of the statement’s accuracy and completeness signed by an authorized officer as applicable.

          (e) Within ten (10) days of the end of each month, the Borrower shall provide to Lender, (i) a Borrowing Base Report, (ii) an Inventory Report, (iii) a Work in Progress Report and (iv) a report setting forth an advance availability calculation and Financial Covenant calculation (all substantially in the form attached hereto as Composite Exhibit “C”). Each statement must contain a certification to the Bank of the statement’s accuracy and completeness signed by an authorized officer as applicable.

          (f) Borrower and Guarantor shall be required on a quarterly basis to provide to Lender a “Compliance Certificate” in a form satisfactory to Lender, which shall be signed by its chief financial officer, certifying that Borrower and Guarantor are in full compliance with all Financial Covenants hereinafter required. Said Compliance Certificate shall show the actual calculations for each covenant as applicable.

     All financial reporting is to be prepared in a form and substance acceptable to the Lender. Each statement shall bear an authorized signature of an authorized officer of Borrower and each Guarantor attesting to the Lender the accuracy of the statement.

     19. Monthly Inventory Reports for Residential Developments. Borrower shall provide monthly inventory reports to Lender on all residential communities of the Borrower and its subsidiaries and partnerships now existing or hereinafter formed, including any residential developments not funded under this Revolving Loan.

     20. Bank Accounts. During the term of the Loan, Borrower shall maintain the following accounts with Lender:

          (a) its primary operating account; and

          (b) a demand deposit account into which all Loan advances shall be deposited or credited.

     21. Financial Covenants. The Borrower and Guarantor shall at all times comply with the following financial covenants, conditions and requirements (collectively, the “Financial Covenants” each a “Financial Covenant”):

          (a) Asset Liquidity. At all times during the term of the Loan (and until such time as all of the Borrower’s and Guarantor’s obligations under the Loan Documents have been fully paid and satisfied), Guarantor shall maintain unencumbered and unrestricted liquid assets (in the form of cash or negotiable securities and availability under the Borrowing Base), having a value of not less than Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) of which a minimum of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) must be in cash.

          (b) Tangible Net Worth. At all times during the term of the Loan (and until such time as all of the Borrower’s and Guarantor’s obligations under the Loan Documents have been fully paid and/or satisfied), Guarantor shall maintain a minimum Tangible Net Worth of

$30,000,000.00 for the original two (2) year term. The Extension Term (as provided for in the Note) is contingent upon Guarantor having a minimum Tangible Net Worth of $30,000,000.00 plus fifty percent (50%) of all net income received by Guarantor for all years after the fiscal year ended December 31, 2004, which shall be based upon the consolidated financial statements of Guarantor.

          (c) Leverage Covenant. At all times during the term of the Loan, the leverage position of Guarantor shall not exceed a Maximum Debt to Tangible Net Worth ratio of 2.5:1.

     22. Updated Opinion of Counsel. To submit to Lender an opinion of counsel licensed in the State of Florida and satisfactory to Lender covering such further matters regarding the Property and the Loan, as Lender may reasonably require from time to time when additional Property is added to the Borrowing Base.

     23. Development of Improvements. To furnish to Lender upon request (a) financial statements of Borrower, and (b) other or further information as to the financial condition of Borrower, and (c) the names of all persons with whom Borrower or any Contractor has contracted or intends to contract for all Subcontracts for the construction of the Improvements or the furnishing of labor or materials therefore on any Property, and (d) each and every other document and instrument required to be furnished by the terms of the Commitment.

     24. Preservation of Security. To sign and deliver to Lender such documents, instruments, assignments and other writings, and to do such other acts necessary or desirable to preserve and protect the collateral at any time securing or intended to secure the Note, as Lender may reasonably require.

     25. This Loan Agreement. To do and execute all and such further lawful and reasonable acts, conveyances and assurances in the law for the better and more effective carrying out of the intents and purposes of this Loan Agreement, as Lender shall require from time to time.

     26. Further Encumbrances. There shall be no secondary or further financing of the real property now or hereafter located on the Property, or any part thereof, (other than CDD financing), without Lender’s prior written consent, which consent Lender may arbitrarily withhold.

     27. Mortgagee Title Insurance. Other than the Permitted Exceptions, Borrower warrants that there are no matters pending against Borrower or the Property which could result in a change in the status of the title to the Property in the period of time between the effective date of the commitment for mortgagee title insurance and the recording of the Mortgage (the “gap”). Borrower covenants that it shall not commit any act or permit any act to be committed which might result in a change in the status of the title to the Property during the gap other than the Permitted Exceptions, and Borrower shall indemnify Lender and the title insurance agent and the title insurance underwriter from any and all losses, costs and expenses (including reasonable attorneys’ fees and costs) suffered as a result of a change in the status of the title to the Property during the gap.

     28. Warranties and Representations True. Borrower’s warranties, representations and covenants in the Loan Documents shall be true and correct on and as of the date of each advance with the same effect as if made on such date.

     29. Indemnity Regarding Construction and Other Risks.

          (a) Borrower shall indemnify and hold the Indemnified Parties (as defined in clause (c) below) harmless from and against any and all Indemnified Costs (as defined in clause (d) below) directly or indirectly arising out of or resulting from the transactions contemplated by this Loan Agreement and construction of any Improvements on the Property, including any defective workmanship or materials; or any failure to satisfy any requirements of any laws, regulations, ordinances, governmental policies or standards, reports, leases or development agreements that apply or pertain to any construction on the Property; or Lender’s performance of any act permitted under the Loan Documents (excluding Lender’s gross negligence or willful misconduct or any matters arising after foreclosure or deed in lieu thereof); or breach of any representation or warranty made or given by Borrower to any of the Indemnified Parties or to any prospective or actual buyer or lessee of all or any portion of the Property; or any claim or cause of action of any kind by any party that any Indemnified Party is liable for any act or omission of Borrower or any other person or entity in connection with the ownership, sale, leasing, construction, operation or development of the Property.

          (b) Upon demand by any Indemnified Party, Borrower shall defend any investigation, action or proceeding involving any Indemnified Costs which is brought or commenced against any Indemnified Party, whether alone or together with Borrower or any other person, all at Borrower’s own cost and with attorneys selected by Borrower, subject to the approval of Lender, such approval not to be unreasonably withheld. In connection therewith, Borrower shall pay for the cost and expense of any attorneys hired or engaged by an Indemnified Party to protect its interest and/or to oversee any defense of the Indemnified Party by Borrower and its attorneys. In the alternative, any Indemnified Party may elect to conduct its own defense at the expense of Borrower.

          (c) Notwithstanding any provision to the contrary set forth in any Loan Document, to the fullest extent permitted by law, this paragraph shall survive repayment of the Loan and foreclosure (whether by judicial process, reference proceeding or deed in lieu of foreclosure) of the Mortgage, and following repayment or foreclosure all obligations of the Borrower under this paragraph shall be unsecured obligations of the Borrower to the extent they are either unknown or unliquidated at the time of such repayment or foreclosure.

     30. Commitment Fee. Borrower shall pay a non-refundable commitment fee of .625% of the Loan Amount in the amount of $250,000 (“Commitment Fee”), payable as follows: (i) $156,250 due upon acceptance of the Commitment, and (ii) $93,750 due if and when the Loan closes. The Commitment Fee shall be considered earned upon Borrower’s acceptance of the Commitment. Borrower acknowledges that the Commitment Fee is a liquidated damages amount and is reasonable compensation to Lender for expenses, work and services arising from the negotiation and preparation of the Commitment and preparing the Loan for closing.

     31. Additional Information. Borrower expressly authorize Lender to contact any Architect, Engineer, Contractor or any Subcontractor, material supplier, surety or any governmental authority or agency, to verify any information provided to Lender.

ARTICLE IX.

DEFAULTS

     Upon the occurrence of any one or more of the following circumstances (“Event(s) of Default”), Lender shall, at its option, be entitled, in addition to and not in lieu of the remedies provided for in the Note, Mortgage, or other Loan Documents, to proceed to exercise any remedy described herein:

     1. Default Under Note. Failure by Borrower to pay, as and when due and payable, any installment of principal or any other payment required to be paid by the Borrower, the Note, the Mortgage or any other Loan Documents, and the same is not paid within five (5) days from when due and payable; or

     2. Default Under Loan Documents. Failure by Borrower to duly observe any other covenant, condition or agreement of the Mortgage, the Note, the Commitment, or any Loan Document or any other security instrument given hereunder, and the same is not cured within twenty (20) days from the date of written notice of such failure (however, if such nonperformance is not curable within said twenty (20) day period and Borrower is diligently pursuing said cure, the cure period shall be extended for up to an additional thirty (30) days); or

     3. Breach of Warranty. Any warranty made or agreed to be made herein or in any related Loan Document heretofore, concurrently or hereafter executed shall be breached by Borrower or shall prove to be false or misleading in any material respect; or

     4. Material Adverse Change. (a) Borrower shall suffer any material adverse change in its financial condition which, in Lender’s sole opinion, could impair the ability of Borrower to perform all of its duties and obligations under the Loan Documents (b) Guarantor shall suffer any material adverse change in its financial condition that, in Lender’s sole opinion, would result in a breach of a financial covenant made by Guarantor; or

     5. Levy upon the Property. A levy be made under any process on, or a receiver be appointed for the Property; or

     6. Bankruptcy or Insolvency of Borrower.

          (a) The filing by Borrower (or any Guarantor) of a voluntary petition in bankruptcy for adjudication as a bankrupt or insolvent, or the filing by Borrower (or any Guarantor) of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Borrower (or any Guarantor) seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of Borrower (or any Guarantor) or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors, or written admission by Borrower (or any Guarantor) of its inability to pay its debts generally as they become due; or

          (b) The filing of a petition, and the same not being dismissed within seventy-five (75) days from filing, against Borrower (or any Guarantor) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator of Borrower (or any Guarantor) or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof without Borrower’s (or any Guarantor) consent or acquiescence, or the dissolution of Borrower or any Guarantor; or

     7. Assignment for the Benefit of Creditors. Borrower shall make a general assignment for the benefit of creditors; or

     8. Transfer of Property. Without the prior written consent of Bank in each instance, Mortgagor shall not (i) sell, convey, transfer or encumber (other than as permitted under the Permitted Exceptions) the Property, or any part thereof or interest therein, whether legal or equitable, (ii) cause or permit any transfer of the Property or any part thereof, whether voluntarily, involuntarily or by operation of law, or (iii) enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property without releasing such portion of the Property from the lien of the Mortgage at the time such Property is to be conveyed. A “transfer” of the Property shall be as defined in the Mortgage; or

     9. Lien Against Property. Except as permitted by this Loan Agreement, Borrower grants any mortgage, lien or encumbrance upon the Property other than the Permitted Exceptions; or

     10. Failure to Disprove Default. Lender shall suspect the occurrence of one or more of the Defaults enumerated above, then Borrower, upon Lender’s written request specifying such Default, shall fail to provide evidence reasonably satisfactory to Lender that such Default has not in fact occurred; or

     11. Breach. A violation or breach by Borrower shall occur in any agreement, covenant or restriction affecting title to the Property, including but not limited to matters appearing as Permitted Exceptions in the Title Policy, and the same has not been cured with any applicable cure period provided in the Loan Documents; or

     12. Letter of Credit. A draw under any Letter of Credit issued under this Loan by Lender unless said draw is reimbursed as set forth in this Loan Agreement; or

     13. Financial Covenants. Failure to meet and to be in compliance with the Financial Covenants set forth herein.

ARTICLE X.

REMEDIES OF LENDER

     Upon the occurrence of any one or more of the circumstances set out as a Default herein, which are not cured with any applicable cure period (until said Default is cured and the cure accepted by Lender in Lender’s sole and absolute discretion), Lender shall, at its option, be entitled, in addition to and not in lieu of the remedies provided for in the Note, Mortgage or other related Loan Documents, to proceed to exercise any of the following remedies:

     1. Default Constitutes Default Under Loan Documents. Borrower agrees that the occurrence of a Default shall constitute a default under each of the Loan Documents, thereby entitling Lender (a) to exercise any of the various remedies therein provided, including the acceleration of the indebtedness evidenced by the Note and the foreclosure of the Mortgage, (b) to set off and collect against any other collateral of Borrower, and (c) cumulatively to exercise all other rights, options and privileges provided by law or in equity.

     2. Right of Lender to Assume Possession and to Complete Construction. Borrower agrees, upon Lender’s request, to vacate the Property and permit Lender:

          (a) to enter into possession,

          (b) to employ security watchmen or otherwise to protect and secure the Property, and

          (c) to perform or cause to be performed any and all work and labor necessary to complete the Improvements on any Land Under Development in accordance with the Plans and Specifications.

ARTICLE XI.

MISCELLANEOUS

     In the event of a conflict with other provisions of this Loan Agreement, the provisions of this Article shall control.

     1. Binding Terms. All of the obligations, covenants, terms and conditions hereof shall be binding obligations, covenants, terms and conditions throughout the term of this Loan.

     2. Bank Accounts. Borrower shall open and maintain during the entire term of this Loan the accounts noted in Article VIII, Section 20, with respect to the Loan at Lender.

     3. Payment of Construction Costs. Lender shall be under no duty or obligation to anyone to ascertain whether Borrower has used or will use the Loan proceeds for the payment of bills incurred by Borrower in connection with the construction of the Improvements. Payment of all bills for labor and materials in connection with the construction of the Improvements shall be Borrower’s responsibility, and Lender’s sole obligation shall be to advance the proceeds of the Loan subject to, and in accordance with this Loan Agreement.

     4. Notices To All Parties. All notices, statements, requests and demands given to or made upon any party hereto in accordance with the provisions of this Loan Agreement shall be deemed to have been given or made when hand delivered or when deposited in the Certified

Mails of the United States, Return Receipt Requested, postage prepaid, addressed to such party at the address or addresses hereinabove stated following the names of the respective parties, or to a different address in accordance with any unrevoked written direction from such party to the other parties hereto, except in cases where it is expressly provided herein that such notice, request or demand shall not be effective until received by the party to whom it is intended.

     5. No Partnership or Joint Venture. Nothing herein contained nor the acts of the parties hereto shall be construed to create a partnership or joint venture between Borrower and Lender, and the parties hereby acknowledge that no such relationship exists between them.

     6. No Assignment by Borrower. This Loan Agreement may not be assigned by Borrower without the prior written consent of Lender in Lender’s sole discretion. If Lender approves an assignment hereof by Borrower, Lender shall be entitled to make advances to such assignee and such advances shall be evidenced by the Note and secured by the Mortgage and related Loan Documents. Borrower shall remain liable for payment of all sums advanced hereunder before and after such assignment and Guarantor shall remain liable under their respective guaranties.

     7. Usury. It is the intention of the parties to comply with all applicable usury laws. Accordingly, it is agreed that notwithstanding any provision to the contrary in the Loan Documents, in no event shall the Loan Documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged or received under the Loan Documents, or in the event the maturity of the indebtedness evidenced by such Loan Documents is accelerated in whole or in part, so that under any such circumstance, the amount of interest contracted for, charged or received shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern or control, (b) neither Borrower, nor any other person or entity now or hereafter liable for repayment of the Loan shall be obligated to pay the amount of such interest not permitted by the applicable usury laws, (c) any such excess which may have been collected shall be refunded to Borrower and (d) the effective rate of interest for the Note shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws.

     8. Time. Time is of the essence of this Loan Agreement.

     9. Waiver. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure by Lender to exercise, or no delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any right or remedy provided by law. No notice to or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further action in any circumstance without notice or demand.

     10. Conflict. The provisions of this Loan Agreement shall control in the event of any conflict among it, the Commitment, the Note, the Mortgage and any other Loan Document.

     11. Additional Financing. The Lender’s obligation to fund this Loan is limited to the principal amount set forth herein (if the Borrower satisfies all conditions thereto) and the Lender is not obligated to fund any additional amounts other than as set forth herein. It is expressly understood that Borrower have sought and agreed to the terms for repayment set forth herein and it is the burden of the Borrower to provide any permanent financing, bridge financing, or other financing which may be necessary to repay this Loan on or prior to the Revolving Loan Maturity Date or the Loan Maturity Date, as applicable. It is expressly understood that it is not the responsibility of the Lender to provide to Borrower further financing of the Property or the repayment of this Loan.

ARTICLE XII.

GENERAL CONDITIONS

     The following conditions shall apply throughout the term of this Loan Agreement:

     1. Equity Requirements. Borrower and Lender acknowledge and agree that at all times throughout the term of the Loan, Borrower remain solvent as defined in accordance with Unites States’ generally accepted accounting principles.

     2. Evidence of Satisfaction of Conditions. Any condition of this Loan Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts, implies as a condition the existence or nonexistence, as the case may be, of such fact or facts, and Lender shall, at all times, be free to establish independently and to its reasonable satisfaction such existence or non-existence.

     3. Assignment. Lender shall have the unconditional right to assign all or any part of its interest hereunder to any third party, but Borrower may not assign this Loan Agreement or any of its rights or obligations hereunder without Lender’s prior written consent.

     4. Successors and Assigns Included in Parties. Whenever in this Loan Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and permitted assigns of such party shall be included, and all covenants and agreements contained in this Loan Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and permitted assigns, whether so expressed or not. Upon the written request of Borrower and payment in cleared and collected funds of all amounts due in connection with the Loan, Lender agrees to assign the Loan Documents, without recourse or warranty other than as provided in the Loan Documents, to a party identified by Borrower.

     5. Headings. The headings of the sections, paragraphs and subdivisions of this Loan Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

     6. Invalid Provisions to Affect No Others. If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Loan Agreement in whole or in part, then only such clause or provision shall be held for naught as though not herein contained, and the remainder of this Loan Agreement shall remain operative and in full force and effect.

     7. Number and Gender. Whenever the singular or plural number, masculine or feminine, or neuter gender is used herein, it shall equally include the other.

     8. Amendments. Neither this Loan Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     9. Governing Law. This Loan Agreement shall be governed in its enforcement, construction and interpretation by the laws of the State of Florida.

     10. Litigation. In the event any legal proceedings are instituted between the parties concerning this Loan Agreement, the Note, the Mortgage, or any other Loan Documents, the Lender shall be entitled to recover its costs of suit, including attorneys’ fees and expenses, at both trial and appellate levels provided it is the prevailing party in such dispute.

     11. Relationships With Other Lender Customers. From time to time, Lender may have business relationships with Borrower’s customers, suppliers, contractors, tenants, partners, shareholders, officers or directors, or with businesses offering products or services similar to those of Borrower, or with persons seeking to invest in, borrow from or lend to Borrower. Borrower agrees that Lender may extend credit to such parties and may take any action it may deem necessary to collect the credit, regardless of the effect that such extension or collection of credit may have on Borrower’s financial condition or operations. Borrower further agrees that in no event shall Lender be obligated to disclose to Borrower any information concerning any other Lender customer.

     12. Integration and Relation to Loan Commitment. The Loan Documents (a) integrate all the terms and conditions mentioned in or incidental to this Loan Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, including any loan commitment to Borrower by Lender, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Loan Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions and provisions of this Loan Agreement shall prevail, but only to the extent of such conflict.

     13. Reasonable Standard. Whenever Lender is required under this Loan Agreement or any of the Loan Documents to be reasonable or to not unreasonably withhold its approval or consent, such reasonable standard shall be deemed to have been satisfied in the event Lender acts in its good faith judgment.

     14. Waiver of Trial by Jury. Borrower and Lender hereby knowingly, voluntarily and intentionally waive the right each may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Loan Agreement and any document contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party, whether now existing or arising in the future, including, without limitation, any and all claims, defenses, counter claims, crossclaims, third party claims and intervenor’s claims. This provision is a material inducement for the Lender to enter into this Loan.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Borrower, Guarantor and Lender have executed this Loan Agreement on the dates specified below.

WITNESSES:	BORROWER:

TRADITION DEVELOPMENT COMPANY,
LLC, a Florida limited liability company

By:

Print name:	James H. Anderson, Executive Vice President

Dated: April 8, 2005

Print name:

HORIZONS ST. LUCIE DEVELOPMENT,
LLC, a Florida limited liability company

By:

Print name:	James H. Anderson, Executive Vice President

Dated: April 8, 2005

Print name:

HORIZONS ACQUISITION 7, LLC, a Florida
limited liability company

By:

Print name:	James H. Anderson, Executive Vice President

Dated: April 8, 2005

Print name:

TRADITION MORTGAGE, LLC, a Florida
limited liability company

By:

Print name:	James H. Anderson, Executive Vice President

Dated: April 8, 2005

Print name:

GUARANTOR:

CORE COMMUNITIES, LLC, a Florida limited
liability company

By:

Print name:	James H. Anderson, Executive Vice President

Dated: April 8, 2005

Print name:

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Print name:	Name:

Title:

Dated: April 8, 2005

Print name:

EXHIBIT “A”

LEGAL DESCRIPTION

Begin at the Northeast Corner of the Recreation Tract as shown on Tradition Plat No. 16, recorded in Plat Book 44, at Page 12, 12A through 12J public records of said St. Lucie County, Florida; Thence traversing the boundary of the said Tradition Plat No. 16, by the following ten (10) courses:

1. South 84 deg 37’ 09” West, a distance of 138.94 feet to a point of curvature with a curve concave to the Southeast and having a radius of 250.00 feet;

2. Westerly and Southwesterly along the arc of said curve, through a central angle of 59 deg 03’ 56”, an arc distance of 257.72 feet to a point of reverse curvature, with a curve concave to the Northwest and having a radius of 250.00 feet;

3. Southwesterly along the arc of said curve, through a central angle of 40 deg 26’ 09”, an arc distance of 176.44 feet to a point of non radial intersection with a line (the radius point of said curve bears North 27 degrees 00’ 41” west from this point);

4. South 12 degrees 20’ 57” East along said non radial line, a distance of 104.38 feet;

5. South 32 degrees 46’ 15” West, a distance of 33.95 feet;

6. South 10 deg 25’ 34” a distance 9.23 feet to a point of radial intersection with a curve concave to the northeast and having a radius of 960.00 feet, said curve also being the northerly right of way line of Tradition Lakes Boulevard as shown on the said Tradition Plat No. 16;

Thence continue traversing said boundary and said northerly right of way by the remaining four (4) courses:

7. Northwesterly along the arc of said curve, through a central angle of 42 deg 31’ 23”, an arc distance of 712.48 feet to a point of tangency with a line;

8. North 57 deg 54’ 11” West along said line, a distance of 361.38 feet to a point of curvature with a curve concave to the Southwest and having a radius of 1465.00 feet;

9. Northwesterly along the arc of said curve, through a central angle of 32 deg 21’ 05”, an arc distance of 827.19 feet to a point of tangency with a line;

10. South 89 degrees 44’ 44” West along said line, a distance of 51.84 feet to the Northwest corner of said Tradition Plat No. 16;

Thence traversing the proposed northerly right of way line of said Tradition Lakes Boulevard by the following two (2) courses;

1. Continue South 89 degrees 44’ 44” West departing said boundary, a distance of 277.08 feet to a point of curvature with a curve concave to the southeast and having a radius of 440.00 feet;

2. Southwesterly along the arc of said curve, through a central angle of 27 deg 35’ 12”, an arc distance of 211.85 feet to a point of non radial intersection with a line (the radius point of said curve bears South 27 degrees 50’ 28” East from this point);

Thence North 51 deg 55’ 07” West along said non radial line, departing said proposed Northerly right of way line, a distance of 701.92 feet to a point of non radial intersection with a curve concave to the Southeast and having a radius of 870.00 feet (radius point of said curve bears South 58 deg 16’ 38” East from this point); thence Northeasterly along the arc of said curve, through a central angle of 22 deg 54’ 16”, an arc distance of 347.79 feet to a point of compound curvature with a curve concave to the Southwest and having a radius of 258.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 34 deg 54’ 19”, a arc distance of 157.18 feet to a point of reverse curvature with a curve concave to the Northwest and having a radius of 67.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 40 deg 13’ 48”, a arc distance of 47.04 feet to a point of reverse curvature with a curve concave to the Southeast and having a radius of 383.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 33 deg 12’ 16” an arc distance of 221.96 feet to a point of compound curvature with a curve concave to the South and having a radius of 870.00 feet; thence Easterly along the arc of said curve, through a central angle of 07 deg 29’ 35”, an arc distance of 113.78 feet to a point of tangency with a line; thence North 90 deg 00’ 00” East along said line a distance of 75.81 feet to a point of curvature with a curve concave to the Northwest and having a radius of 1830.00 feet; thence Northesterly along the arc of said curve through a central angle of 23 deg 57’ 36”, an arc distance of 765.27 feet to a point of reverse curvature with a curve concave to the Southeast and having a radius of 1770.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 08 deg 33’ 57”, an arc distance of 264.62 feet to a point of tangency with a line; thence North 74 deg 36’ 21” East along said line, a distance of 400.78 feet to a point of curvature with a curve concave to the Southeast and having a radius of 183.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 08 deg 55’ 06”, an arc distance of 28.48 feet to a point of compound curvature with a curve concave to the Southwest and having a radius of 50.00 feet; thence Northeasterly, Easterly and Southeasterly along the arc of said curve, through a central angle of 81 deg 04’ 54”, an arc distance of 70.76 feet to a point of tangency with a line; thence South 15 deg 23’ 39” East along said line, a distance of 4.85 feet; thence North 74 deg 36’ 21” East, a distance of 100.00 feet to a point of radial intersection with a curve concave to the Southeast and having a radius of 50.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 77 deg 00’ 22”, an arc distance of 67.20 feet to a point of compound curvature with a curve concave to the Southeast and having a radius of 383.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 10 deg 32’ 34”, and arc distance of 70.47 feet to a point of reverse curvature, with a curve concave to the Northwest and having a radius of 1881.55 feet; thence Northeasterly along the arc of said curve, through a central angle of 22 deg 03’ 06”, an arc distance of 724.16 feet to a point of reverse curvature with a curve concave to the Southeast and having a radius of 1500.00 feet; Thence Northeasterly along the arc of said curve, through a central angle of 27 deg 22’ 23”, an arc distance of 716.63 feet to a point of tangency with a line; thence North 77 deg 28’ 34” East along said line, a distance of 125.81 feet to a point of curvature with a curve concave to the Southeast and having a radius of 1500.00 f eet; thence Northeasterly along the arc of said curve, through a central angle of 09 deg 33’ 12”, an arc distance of 250.11 feet to a point of tangency with a line; Thence North 87 deg 01’ 46” East along said line, a distance of 129.19 feet to a point of curvature with a curve concave to the Northwest and having a radius of 470.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 15 deg 18’ 56”, an arc distance of 125.63 feet to the Southwest corner of Road “J” (Tract PR-10) as shown on Tradition Plat No. 12, recorded in Plat Book 44, at Pages 3 and 3A through 3D, in the public records of St. Lucie County, Florida; thence traversing the Southerly right of way line of said Road “J” and the Westerly right of way line of Community Boulevard (Tract R-2) as shown on said Tradition Plat No. 12 by the following five (5) courses:

1. Continue Northeasterly along the arc of said curve, through a central angle of 00 deg 54’ 18”, an arc distance of 7.42 feet to a point of reserve curvature with a curve concave to the South and having a radius of 183.00 feet;

2. Northeasterly, Easterly and Southeasterly along the arc of said curve, through a central angle of 35 deg 02’ 51”, an arc distance of 111.94 feet to a point of tangency with a line;

3. South 74 deg 08’ 37” East along said line, a distance of 37.90 feet to a point of curvature with a curve concave to the Southwest and having a radius of 183.00 feet;

4. Southeasterly along the arc of said curve, through a central angle of 29 deg 08’ 37”, an arc distance of 93.08 feet to a point of tangency with a line;

5. South 45 deg 00’ 00” East along said line, a distance of 485.13 feet; Thence South 64 deg 10’ 30” West departing said proposed Westerly right-of-way line, a distance of 421.72 feet to a point of curvature with a curve concave to the Southeast and having a radius of 1155.00 feet; thence Southwesterly along the arc of said curve, through a central angle of 36 deg 15’ 33”, an arc distance of 730.93 feet to a point of reverse curvature with a curve concave to the Northwest and having a radius of 1245.00 feet; thence Southwesterly along the arc of said curve, through a central angle of 10 deg 21’ 37”, an arc distance 225.13 feet to a point of reverse curvature with a curve concave to the Northwest and having a radius of 727.91 feet; thence southwesterly along the arc of said curve, thru a central angle of 15 deg. 09’ 16”, an arc distance of 192.33 feet to a point of compound curvature with a curve concave to the east and having a radius of 269.77 feet; Thence southwesterly, southerly, and southeasterly along the arc of said curve through a central angle of 55 deg. 31’ 39”, an arc distance of 261.44 feet to a point of non radial intersection with a line (the radius point of said curve bears North 57 deg. 22’ 22” east from this point); thence North 43 deg 38’ 14” West along said non radial line, a distance of 222.89 feet; thence North 40 deg 44’ 37” West, a distance of 55.53 feet; thence North 36 deg 21’ 17” West, a distance of 28.71 feet; thence North 33 deg 19’ 33” West, a distance of 29.44 feet; thence North 30 deg 01’ 43” West, a distance of 33.86 feet; thence North 25 deg 56’ 47” West, a distance of 44.50 feet; thence North 21 deg 40’ 18” West, a distance of 37.55 feet to a point of non radial intersection with a curve concave to the Southwest and having a radius of 978.88 feet (the radius point of said curver bears South 69 deg 52’ 11” West from this point); thence Northwesterly along the arc of said curve, through a central angle of 10 deg 15’ 47”, an arc distance of 175.34 feet to the point of non radial intersection with a curve concave to the Southwest and having a radius of 2862.48 feet (the radius point of said curve having a radius of 978.88 feet bears South 57 deg 08’ 13” West from this point and the radius point of said curve having a radius of 2868.48 feet bears South 59 deg 36’ 24” West from this point); thence Northwesterly along the arc of said curve, through a central angle of 02 deg 47’ 56”, an arc distance of 139.83 feet to a point of non radial intersection with a line (the radius point of said curve bears South 54 deg 20’ 17” West from this point); thence North 59 deg 06’ 35” West along said non radial line, a distance of 143.79 feet; thence North 80 deg 53’ 39” West, a distance of 125.53 feet; thence South 71 deg 44’ 37” West, a distance of 34.33 feet; thence South 35 deg 24’ 00” West, a distance of 87.48 feet; thence South 00 deg 45’ 41” West, a distance of 132.15 feet;

thence South 06 deg 59’ 03”, a distance of 104.72 feet; thence South 06 deg 27’ 08” East, a distance of 47.41 feet; thence South 01 deg 35’ 43” West, a distance of 77.02 feet; thence South 09 deg 59’ 53” East, a distance of 220.16 feet; thence South 27 deg 38’00” East, a distance of 286.71 feet; thence South 14 deg 11’ 03” East, a distance of 242.60 feet to the point of beginning.

PARCEL 2: A Parcel of land lying in Section 9, Township 37 South, Range 39 East, St. Lucie County, Florida and being more particularly described as follows:

Begin at the Northwest corner of Plat of Tradition No. 17, recorded in Plat Book 43, at Pages 22 and 22A through 22F, public records of St. Lucie County, Florida, and also being the Southwest Corner of Community Boulevard (Tract R-2) of future Tradition Plat No. 12; thence South 45 deg 26’ 22” West as basis of bearing, along the Northwesterly boundary of said Tradition Plat No. 17, a distance of 34.06 feet to the Northeast corner of Plat of Tradition Plat No. 5, recorded in Plat Book 42, at Pages 4 and 4A through 4I, public records St. Lucie County, Florida, and also being a point on the Northerly right of way line of Tradition Lakes Boulevard (Tract PR-5); thence traversing along said Northerly boundary of Tradition Plat No. 5 and said Northerly right of way line by the following twenty-one (21) courses:

1. North 89 deg 21’ 23” West, a distance of 40.60 feet to a point of curvature with a curve concove to the Northeast and having a radius of 184.00 feet;

2. Northwesterly along the arc of said curve, through a central angle of 29 deg 48’ 11”, an arc distance of 95.71 feet to a point of tangency with a line;

3. North 59 deg 33’ 12” West along said line, a distance of 72.07 feet to a point of curvature with a curve concave to the Southwest and having a radius of 196.00 feet;

4. Northwesterly, Westerly and Southwesterly along the arc of said curve, through a central angle of 52 deg 45’ 37”, an arc distance of 180.48 feet to a point of tangency with a line;

5. South 67 deg 41’ 11” West along said line, a distance of 82.41 feet to a point of curvature with a curve concave to the Northwest and having a radius of 509.00 feet;

6. Southwesterly, Westerly and Northwesterly along the arc of said curve, through a central angle of 35 deg 29’ 52”, an arc distance of 315.35 feet to a point of compound curvature with a curve concave to the Northeast and having a radius of 1100.00 feet;

7. Northwesterly along the arc of said curve, through a central angle of 11 deg 36’ 44”, an arc distance of 222.94 feet to a point of non radial intersection with a line (the radius point of said curve bears North 24 deg 47’ 47” East from this point);

8. North 18 deg 34’ 33” West along said non radial line, a distance of 34.75 feet;

9. North 62 deg 35’ 57” West, a distance of 50.00 feet;

10. South 73 deg 22’ 39” West, a distance of 34.75 feet to a point of non radial intersection with a curve concave to the Northeast and having a radius of 1100.00 feet (the radius point of said curve bears North 30 deg 00’ 19” East from this point);

11. Northwesterly along the arc of said curve, through a central angle of 10 deg 28’ 38”, an arc distance of 201.15 feet to a point of tangency with a line;

12. North 49 deg31’ 03” West along said line a distance of 195.89 feet;

13. North 08 deg13’ 49” West a distance of 37.57 feet;

14. North 49 deg 35’ 24” West, a distance of 50.74 feet;

15. South 81 deg 14’ 16” West, a distance of 32.64 feet;

16. North 49 deg 31’ 03” West, a distance of 189.84 feet;

17. South 40 deg 28’ 57” West, a distance of 10.00 feet;

18. North 49 deg 31’ 03” West, a distance of 32.07 feet to a point of curvature with a curve concave to the Southwest and having a radius of 1040.00 feet;

19. Northwesterly along the arc of said curve, through a central angle of 32 deg 34’ 48” an arc distance of 591.37 feet to a point of non radial intersection with a line (the radius point of said curve bears South 07 deg 54’ 09” West from this point);

20. North 40 deg 54’ 11” West along said non radial line, a distance of 37.23 feet;

21. North 84 deg 40’ 56” West, a distance of 4.45 feet to a point of intersection with the Westerly line of future Tradition Plat No. 16;

Thence traversing said westerly line by the following three (3) courses:

1. North 05 deg 34’ 48” East, departing said Northerly boundary of Tradition Plat No. 5 and said Northerly right of way line, along said Westerly line, a distance of 8.05 feet to a point of curvature with a curve concave to the Southwest and having a radius of 174.00 feet;

2. Northwesterly along the arc of said curve, through a central angle of 73 deg 15’ 12” an arc distance of 222.46 feet to a point of reverse curvature with a curve concave to the Northeast and having a radius of 310.30 feet;

3. Northwesterly along the arc of said curve, through a central angle of 41 deg 12’ 47”, an arc distance of 223.20 feet to a point of non radial intersection with a line (the radius point of said curve bears North 63 deg 32’ 23” East from this point) said point also being a corner on the boundary of future Tradition Plat No. 15.

Thence traversing along said boundary line by the following twenty-five (25) courses;

1. North 14 deg 11’ 03” West along said non radial line, a distance of 242.60 feet;

2. North 27 deg 38’ 00” West, a distance of 286.71 feet;

3. North 09 deg 59’ 53” West, a distance of 220.16 feet;

4. North 01 deg 35’ 43” East, a distance of 77.02 feet;

5. North 06 deg 27’ 08” West, a distance of 47.71 feet;

6. North 06 deg 59’ 03” West, a distance of 104.72 feet;

7. North 00 deg 45’ 41” East, a distance of 132.15 feet;

8. North 35 deg 24’ 00” East, a distance of 87.48 feet;

9. North 71 deg 44’ 37” East, a distance of 34.33 feet;

10. South 80 deg 53’ 39” East, a distance of 125.53 feet;

11. South 59 deg 06’ 35” East, a distance of 143.79 feet to a point of non radial intersection with a curve concave to the Southwest and having a radius of 2862.48 feet (the radius point of said curve bears South 54 deg 20’ 17” West from this point);

12. Southeasterly along the arc of said curve, through a central angle of 02 deg 47’ 56”, an arc distance of 139.83 feet to a point of non radial intersection with a curve concave to the Southwest and having a radius of 978.88 feet (the radius point of said curve having a radius of 2862.48 feet bears South 57 deg 08’ 13” West from this point and the radius point of said curve having a radius of 978.88 feet bears South 59 deg 36’ 24” West from this point);

13. Southeasterly along the arc of said curve having a radius of 978.88 feet, through a central angle of 10 deg 15’ 47”, an arc distance of 175.34 feet toa point of non radial intersection with a line (the radius point of said curve bears South 69 deg 52’ 11” West from this point);

14. South 21 deg 40’ 18” East along said non radial line, a distance of 37.55 feet;

15. South 25 deg 56’ 47” East, a distance of 44.50 feet;

16. South 30 deg 01’ 43” East, a distance of 33.86 feet;

17. South 33 deg 19’ 33” East, a distance of 29.44 feet;

18. South 36 deg 21’ 17” East, a distance of 28.71 feet;

19. South 40 deg 44’ 37” East, a distance of 55.53 feet;

20. South 43 deg 38’ 14” East, a distance of 222.89 feet to a point of non radial intersection with a curve concave to the East and having a radius of 269.77 feet (the radius point of said curve bears North 57 deg 35’ 39” East from this point);

21. Northwesterly, Northerly and Northeasterly along the arc of said curve, through a central angle of 55 deg 31’ 39”, an arc distance of 261.44 feet to a point of compound curvature with a curve concave to the Southeast and having a radius of 727.91 feet;

22. Northeasterly along the arc of said curve, through a central angle of 15 deg 09’ 16”, an arc distance of 192.53 feet to a point of reverse curvature with a curve concave to the Northwest and having a radius of 1245.00 feet;

23. Northeasterly along the arc of said curve, through a central angle of 10 deg 21’ 37”, an arc distance of 225.13 feet to a point of reverse curvature with a curve concave to the Southeast and having a radius of 1155.00 feet;

24. Northeasterly along the arc of said curve, through a central angle of 36 deg 15’ 33”, an arc distance of 730.93 feet to a point of tangency with a line;

25. North 64 deg 10’ 30” East along said line, a distance of 421.72 feet to a point of intersection with the Westerly right-of-way line of said Community Boulevard (Tract R-2) and the Westerly boundary of said future Tradition Plat No. 12;

Thence traversing said Westerly right-of-way line and said Westerly boundary by the following five (5) courses:

1. South 45 deg 00’ 00” East, departing said Southeasterly boundary of said future Tradition Plat No. 15, a distance of 10.46 feet to a point of curvature with a curve concave to the Southwest and having a radius of 2950.00 feet;

2. Southeasterly, Southerly and Southwesterly along the arc of said curve, through a central angle of 45 deg 14’ 07”, an arc distance of 2329.03 feet to a point of tangency with a line;

3. South 00 deg 14’ 07” West along said line, a distance of 551.70 feet;

4. North 89 deg 45’ 53” West, a distance of 10.00 feet;

5. South 00 deg 14’ 07” West, a distance of 214.96 feet to the point of beginning.

EXHIBIT “B”

LOAN DOCUMENTS and DUE DILIGENCE DOCUMENTS

Note. Revolving Promissory Note of even date herewith payable to the order of Lender in the total principal amount of the Revolving Loan (the “Note”), which shall include such terms and conditions as have heretofore been mutually agreed upon between Borrower and Lender.

Mortgage, Assignment of Rents and Security Agreement. A Mortgage, Assignment of Rents and Security Agreement encumbering the Land which shall constitute a first lien thereon (the “Mortgage”) and which Mortgage shall be in a form satisfactory to Lender and shall be subject only to those Permitted Exceptions and matters satisfactory to Lender.

UCC-1 Financing Statements (Local and State). UCC-1 Financing Statements (local and state) covering all personal property, fixtures and equipment placed or to be placed on or under the Property and such other documents as will insure Lender a first perfected security interest in and to said personal property, fixtures and equipment which Lender will provide funding.

Mortgagee Title Insurance Commitment and Policy. One or more mortgagee title insurance commitments and policies (“Policy”) in the aggregate face amount of $40,000,000.00 as to the Property, insuring the Mortgage as a valid first lien on the Property subject only to the Permitted Exceptions as shall be approved in writing by Lender, issued by a title company satisfactory to Lender (“Title Insurer”), and in a form satisfactory to and approved by Lender and satisfying the requirements set forth in the Commitment, including such reinsurance and/or coinsurance agreements, if any, and any affirmative coverage required by Lender, including but not limited to, Florida Form 9 and Revolving Credit Endorsement. Borrower, at Borrower’s expense, shall deliver to Lender copies of any documents which may affect the Property in any manner (as determined by Lender’s counsel) at any time prior to or during the term of the Loan.

Survey. A current survey of the Property, certified to Bank and the title insurer, showing the boundaries of the Property by courses and distances, together with a corresponding metes and bounds description, the actual or proposed location of all improvements, encroachments and restrictions, the location and width of all easements, utility lines, rights-of-way and building set-back lines, and notes referencing book and page numbers for the instruments granting the same. Bank, at Bank’s sole discretion, may at any time and from time to time may require an ALTA survey. Additionally, the Borrower shall provide two (2) copies of each recorded, approved, and/or proposed plat for each portion of the Property as such are or may become available. Further, the Borrower shall provide a certificate of a Florida registered surveyor to the effect that each parcel that constitutes the Property is contiguous with a right of way or road tract dedicated to the public, a CDD or the master property owners’ association.

Opinion of Counsel. An opinion of counsel licensed in the State of Florida addressed to Lender and any participating banks and in form and substance, and from such law firm, satisfactory to Lender which covers such matters as may be required by Lender, including but not limited to the valid existence and authority of any trusts, partnerships and other borrowing entities.

Borrower’s Affidavit. Borrower’s Affidavit, in form and content sufficient to permit the Title Insurer to delete any exception for parties in possession, matters of survey, mechanic’s or materialmen’s liens, gap, and taxes and assessments which are due and payable, and attesting to all such other matters as Lender may require.

Borrowing Authority Instruments. Documents evidencing the necessary authorization for all actions taken by Borrower, in connection with this Loan as may be required by Lender. Appropriate documents may include corporate resolutions and certificates of active status, certificates of authority, and certified copies of articles of incorporation and all amendments thereto.

Commitment Fee. The non-refundable Commitment Fee shall be paid at the Closing of the Loan.

Guaranties. The Unconditional Guaranties executed by Guarantor.

Taxes. Proof of current payment of real property and personal property taxes and information as to tax identification numbers, tax rates, estimated tax values and the identities of the taxing authorities and evidence of payment of any outstanding liens or other outstanding obligations or encumbrances against the Property or Improvements.

Financial Statements. Current financial statements, tax returns, and such other credit information as Lender may reasonably require for Borrower, in form and content reasonably satisfactory to Lender.

Sales Contract. Copies of the sales contract form for the Property, if applicable, which form of contract must be acceptable to Lender.

Appraisal. Appraisal in accordance with the requirements of the Commitment.

Environmental Audit. An environmental audit in the form and substance as required by the Commitment and, if required by Lender, Lender’s form of environmental assessment checklist verifying that no material environmental contamination on the Property has occurred or is imminent or participation in Lender’s Environmental Collateral Protection Program.

Partnership and Corporate Documents. Certified copies of all partnership agreements, corporate articles and bylaws, trust agreements, articles of organization, operating agreements, and such other documentation required by Lender as a condition of closing, and from time-to-time during the term of the Loan, to verify the existence, authority and other matters related to the borrowing entities.

COMPOSITE EXHIBIT “C”

INITIAL BORROWING BASE REPORT

REVOLVING

PROMISSORY NOTE

$40,000,000.00	April 8, 2005

Tradition Development Company, LLC
c/o Core Communities, LLC
10521 S.W. Village Station Drive, Suite 201
Port St. Lucie, Florida 34987

Horizons St. Lucie Development, LLC
c/o Core Communities, LLC
10521 S.W. Village Station Drive, Suite 201
Port St. Lucie, Florida 34987

Horizons Acquisition 7, LLC
c/o Core Communities, LLC
10521 S.W. Village Station Drive, Suite 201
Port St. Lucie, Florida 34987

and

Tradition Mortgage, LLC
c/o Core Communities, LLC
10521 S.W. Village Station Drive, Suite 201
Port St. Lucie, Florida 34987

(Hereinafter collectively referred to as the “Borrower”)

and

Wachovia Bank, National Association
200 E. Broward Boulevard, 2nd floor
Ft. Lauderdale, FL 33301
(Hereinafter referred to as the “Bank”)

PRINCIPAL BALANCE. Borrower hereby promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Forty Million and 00/100 Dollars ($40,000,000.00) or such sum as may be advanced and outstanding from time to time (the “Loan Amount”), with interest on the unpaid principal balance at the rate and on the terms provided in this Revolving Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

LOAN AGREEMENT. The Note is subject to the provisions of that certain Acquisition, Development and Construction Loan Agreement between Bank and Borrower of even date herewith, as modified from time to time (the “Loan Agreement”). Terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

USE OF PROCEEDS. Borrower shall use the proceeds of the loan(s) evidenced by this Note for the purposes of Borrower as set forth in the Loan Agreement.

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SECURITY. Borrower has granted Bank a security interest in the collateral described in the Loan Documents, including, but not limited to: (i) real property collateral described in that certain Mortgage, Assignment of Leases and Rents and Security Agreement of even date herewith from Borrower to Bank (the “Mortgage”); and (ii) personal property collateral described in the Mortgage.

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note during each Interest Period (as defined below) from the date hereof at a floating rate per annum equal to either of the following (the “Interest Rate Options”):

(i) the LIBOR Market Index Rate plus 2.50%, as that rate may change from day to day. “LIBOR Market Index Rate”, for any day, is the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation), or

(ii) Bank’s Prime Rate (as defined below) minus .25%. “Bank’s Prime Rate” means that rate announced by Bank from time to time a its prime rate and is one of several interest rate bases used by Bank. Bank lends at rates both above and below Bank’s Prime Rate, and Borrower acknowledges that Bank’s Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank.

(iii) “Interest Period” means each period commencing on and including the date an interest payment is due as provided in the Repayment Terms paragraph and ending on but excluding the date the next interest payment is due, with the first Interest Period commencing on May 3, 2005.

(iv) Borrower may change the Interest Rate Option not more than once every thirty (30) days by providing written notice thereof to Bank at least three (3) days’ prior to the beginning of the next Interest Period.

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Interest Rate plus 3% (“Default Rate”). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable as follows: from the date of this Note through and including the twenty-fourth month thereafter (“Maturity Date”), as same may be extended pursuant to the terms of this Note, commencing on May 3, 2005, and continuing on the third day of each month thereafter, the Note shall be payable in consecutive monthly payments of accrued interest only calculated on the outstanding principal balance. The Borrower shall have the option to extend the term of the Loan for one additional twelve (12) month period (“Extension Term”) on the same terms and conditions as the prior twenty-four (24) months of the Loan upon satisfaction of the “Conditions to Extension”. Any and all remaining principal and accrued interest shall be due and payable on the Maturity Date.

CONDITIONS TO EXTENSION. No Event of Default under the Loan Documents shall have occurred and be continuing and Bank has received (a) all the items required to be delivered pursuant to the Loan Agreement; (b) approvals from all governmental authorities that are required for the Improvements to be used as intended, (c) payment from Borrower of an extension fee in an amount equal to .25% of the Loan Amount at the time of exercise of the extension and (d) evidence reasonably satisfactory to Bank that Guarantor has a Tangible Net Worth of (i) THIRTY MILLION DOLLARS ($30,000,000), plus (ii) fifty percent (50%) of all net income received by Guarantor for all years after the fiscal year ended December 31, 2004, which shall be based upon the consolidated financial statements of Guarantor. In addition, the

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Extension Term shall be subject to satisfaction of the Financial Covenants as outlined in the Loan Agreement.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to pay late charges, accrued and unpaid interest, principal, escrow (if any) and any other fees, costs and expenses which Borrower is obligated to pay under this Note, in such order as Bank may elect from time to time in its sole discretion. Upon the occurrence of a Default in the payment of the Obligations or a Default (as defined in the other Loan Documents) under any other Loan Document, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

OPTIONAL HEDGE. During the term of the Loan, Borrower will be provided with an option to hedge the Loan’s floating interest expense by entering into a future interest rate swap (the “Swap”) with Bank contemporaneously with the closing of the loan, pursuant to which Borrower would receive the amount necessary to pay the interest expense due under the Loan (exclusive of default interest or other adjustments provided for in the loan documents) and would pay the amount that would be equal to the interest that would accrue on the Loan at a fixed rate. Bank is willing to provide this Swap to Borrower upon mutually agreeable terms. The actual rate of the Swap would be subject to market conditions at the time the Swap is consummated. The Swap would be governed by an ISDA Master Agreement and secured by the Collateral described herein. In the event that the Borrower exercises the Swap with Bank and in the event of prepayment in whole or in part of the Loan, the Swap must be unwound and a “breakage fee” may be due and payable to Bank.

PREPAYMENT. This Note may be prepaid, in whole or in part, at any time and from time to time, without penalty, provided, however, that Borrower shall indemnify Bank against Bank’s additional cost to break a LIBOR Agreement which is prepaid, if any (“Indemnified Loss or Expense”). The amount of such indemnified Loss or Expense shall be determined by Bank based upon the assumption that Bank funded one hundred percent (100%) of the Note in the London Interbank Market. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder. Nothing herein shall be deemed to alter or affect any obligations that Borrower may have to Bank under any Swap (as defined herein). Should Borrower exercise the Swap with Bank, then in the event of prepayment in whole or in part of this Note, the Swap must be unwound. In the event that the Swap is unwound, a “breakage fee” may be due and payable to Bank. For purposes hereof the term “Swap” means an agreement between Borrower and Bank (or other counterparty acceptable to Bank) pursuant to which Borrower shall receive an amount necessary to pay the interest expenses due under this Note (exclusive of default interest or other adjustments provided for in the Loan Documents) and shall pay the amount that would be equal to the interest that would accrue on this Note at a fixed rate.

DEFINITIONS. Loan Documents. The term “Loan Documents”, as used in this Note and the other Loan Documents, refers to all documents executed in connection with or related to the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and any letters of credit issued pursuant to any loan agreement to which this Note is subject, any applications for such letters of credit and any other documents executed in connection therewith or related thereto, and may include, without limitation, a commitment letter that survives closing, a loan agreement, this Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101). Obligations. The term “Obligations”, as used in this Note and the other Loan Documents, refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements (as defined in 11 U.S.C. § 101) between Borrower and Bank whenever executed. Certain Other Terms. All terms that are used but not otherwise defined in any of the Loan Documents

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shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 10 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank’s right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS’ FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank’s reasonable expenses incurred to enforce or collect any of the Obligations to the extent Bank is the prevailing party including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

CURE PERIOD. Except as provided below, a Default based upon Nonpayment, as defined herein, may be cured within five (5) days of the date such payment is due and any other Default may be cured within twenty (20) days after written notice thereof is mailed to the Borrower by Bank provided, however, if such nonperformance is not curable within said twenty (20) day period and Borrower is diligently pursuing said cure, the cure period shall be extended for up to an additional thirty (30) days. The Borrower’s right to cure shall be applicable only to curable defaults and shall not apply, without limitation, to Defaults based upon False Warranty or Cessation; Bankruptcy. Bank shall mail only one notice annually for the same type of nonmonetary Default. In the event a different type of nonmonetary Default occurs in the same year, Bank shall mail notice to Borrower for that Default. Bank shall not exercise its remedies to collect the Obligations except as Bank reasonably deems necessary to protect its interest in collateral securing the Obligations during a cure period.

DEFAULT. If any of the following occurs and is not cured within the applicable Cure Period, a default (“Default”) under this Note shall exist: Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default, however denominated, under this Note or any other Loan Documents. False Warranty. A warranty or representation made or deemed made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. Cross Default. At Bank’s option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower with Bank or its affiliates (“Affiliate” shall have the meaning as defined in 11 U.S.C. § 101, except that the term “Borrower” shall be substituted for the term “Debtor” therein). Cessation; Bankruptcy. The death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Borrower, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership interests of Borrower, or any party to the Loan Documents. Material Business Alteration. Without prior written consent of Bank, a material alteration in the kind or type of Borrower’s business. It is acknowledged by Bank that Borrower is in the real estate business. Material Capital Structure or Business Alteration. Without the prior written consent of Bank, which consent will not be unreasonably withheld, (i) a material alteration in the kind or type of Borrower’s business; (ii) the sale of substantially all of the business or assets of Borrower, or any guarantor, or a material portion (ten percent (10%) or more) of such business or assets if such a sale is outside the ordinary course of business of Borrower, or any guarantor, or more than fifty percent (50%) of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; or (iii) should any Borrower or any of Borrower’s Subsidiaries or Affiliates (other than Guarantor) enter into any merger or consolidation where Borrower or the Affiliates is not the surviving entity. Material Adverse Change. Bank determines in good faith, in its reasonable discretion, that the prospects for payment or performance of the Obligations are impaired or there has occurred a material

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adverse change in the business or prospects of Borrower, financial or otherwise.

REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Bank may at any time thereafter, take the following actions: Bank Lien. Foreclose its security interest or lien against Borrower’s accounts without notice. Acceleration Upon Default. Accelerate the maturity of this Note and, at Bank’s option, any or all other Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101) between Borrower and Bank, which shall be governed by the default and termination provisions of said swap agreements; whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Note, all Obligations (other than Obligations under any swap agreement as referenced above) shall automatically and immediately be due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower’s financial condition. Such information shall be true, complete, and accurate.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank and Borrower. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Except as set forth in the Loan Documents, each Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period, and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any other Borrower or any other person liable under this Note or other Loan Documents, all without notice to or consent of each Borrower or each person who may be liable under this Note or any other Loan Document and without affecting the liability of Borrower or any person who may be liable under this Note or any other Loan Document.

MISCELLANEOUS PROVISIONS. Assignment. This Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank’s interests in and rights under this Note and the other Loan Documents are freely assignable, in whole or in part, by Bank. In addition, nothing in this Note or any of the other Loan Documents shall prohibit Bank from pledging or assigning this Note or any of the other Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Organization; Powers. Borrower represents that Borrower (i) is (a) an adult individual and is sui juris, or (b) a corporation, general partnership, limited partnership, limited liability company or other legal entity, duly organized, validly existing and in good standing under the laws of its state of organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such organization (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Note and any other Loan Document to which it is a party. Applicable Law; Conflict Between Documents. This Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and construed under the laws of the state named in Bank’s address on the first page hereof without regard to that state’s conflict of laws principles. If the terms of this Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Note shall control.

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Borrower’s Accounts. Borrower shall open and maintain during the entire term of this Loan all of its project accounts with respect to this project at Lender. Additionally, Borrower shall maintain a meaningful depository relationship at Lender for the term of the Loan. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank’s address on the first page hereof. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower’s address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank’s address shown above or such other address as Bank may specify in writing from time to time. In the event that Borrower changes Borrower’s address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Advances. Bank may, in its sole discretion, make other advances which shall be deemed to be advances under this Note, even though the stated principal amount of this Note may be exceeded as a result thereof. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Joint and Several Obligations. Each person who signs this Note as a Borrower (as defined herein) is jointly and severally obligated. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS NOTE.

BORROWER AND BANK AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

[NO FURTHER TEXT ON THIS PAGE]

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     IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

TRADITION DEVELOPMENT COMPANY, LLC, a Florida limited liability company

Taxpayer ID: 65-1060893

By:

Print name: James H. Anderson
Title: Executive Vice President

HORIZONS ST. LUCIE DEVELOPMENT, LLC, a Florida limited liability company

Taxpayer ID: 65-1150484

By:

Print name: James H. Anderson
Title: Executive Vice President

HORIZONS ACQUISITION 7, LLC, a Florida limited liability company

Taxpayer ID: 72-1549797

By:

Print name: James H. Anderson
Title: Executive Vice President

TRADITION MORTGAGE, LLC, a Florida limited liability company

Taxpayer ID: 57-1149547

By:

Print name: James H. Anderson
Title: Executive Vice President

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PREPARED BY: Karen D. Geller, Esq.
RETURN TO: Gunster, Yoakley & Stewart, P.A.
800 SE Monterey Commons Blvd., Suite 200
Stuart, FL 34996
(772) 288-1980

MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

     THIS MORTGAGE, ASSIGNMENT OF RENTS, AND SECURITY AGREEMENT (hereinafter referred to as “Mortgage”) is made effective April 8, 2005, between TRADITION DEVELOPMENT COMPANY, LLC, a Florida limited liability company, whose address is c/o Core Communities, LLC, 10521 S.W. Village Station Drive, Suite 201, Port St. Lucie, Florida 34987, (referred to herein as “Mortgagor”) and WACHOVIA BANK, NATIONAL ASSOCIATION, whose address is 200 E. Broward Boulevard, 2nd floor, Ft. Lauderdale, FL 33301(“Bank”).

W I T N E S S E T H :

     To secure payment and performance of obligations under (i) a Revolving Promissory Note (the “Note”) of even date herewith, in the amount of FORTY MILLION AND 00/100 DOLLARS ($40,000,000.00), made by Mortgagor; Horizons St. Lucie Development, LLC, a Florida limited liability company; Horizons Acquisition 7, LLC, a Florida limited liability company; and Tradition Mortgage, LLC, a Florida limited liability company (collectively, “Borrower”) payable to Bank, this Mortgage, other loan documents as defined in the Note (the “Loan Documents”), and swap agreements (as defined in 11 U.S.C. § 101) between Bank and Borrower, and any renewals, extensions, novations, or modifications of the foregoing (collectively the “Obligations”), and in consideration of these premises and for other consideration, Mortgagor does mortgage, grant and convey unto Bank, its successors and assigns, all of Mortgagor’s right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the “Property”): (i) all those certain tracts of land in St. Lucie County, Florida, more particularly described in EXHIBIT A attached hereto and made part hereof (the “Land”); (ii) all buildings and improvements now or hereafter erected on the Land; (iii) all fixtures, machinery, equipment and other articles of real, personal or mixed property attached to, situated or installed in or upon the Land or any buildings or improvements situated thereon, whether or not such real, personal or mixed property is or shall be affixed to the Land; (iv) all building materials, building machinery and building equipment delivered on site to the Land during the course of, or in connection with, any construction, repair or renovation of the buildings and improvements situated or to be situated thereon; (v) all leases, licenses or occupancy agreements of all or any part of the Land and all extensions, renewals, and modifications thereof, and any options, rights of first refusal or guarantees relating thereto; all rents, income, revenues, security deposits, issues, profits, awards and payments of any kind payable under the leases or otherwise arising from the Land; (vi) all contract rights, accounts receivable and general intangibles relating solely to the Land or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; and all insurance policies; (vii) all estates, rights, tenements, hereditaments, privileges, rents, issues, profits, easements, and appurtenances of any kind benefiting the Land, including any and all easements for ingress and egress and access to and from the Land, whether public or private; and all water and mineral

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rights; and (viii) all “Proceeds” of any of the above-described property, which term shall have the meaning given to it in the Uniform Commercial Code of the jurisdiction where this Mortgage is recorded (the “UCC”), whether cash or non-cash, and including insurance proceeds and condemnation awards; and all replacements, substitutions and accessions thereof.

     In the event that Mortgagor is the owner of a leasehold estate with respect to any portion of the Property and Mortgagor obtains a fee estate in such portions of the Property, then, such fee estate shall automatically, and without further action of any kind on the part of the Mortgagor, be and become subject to the security title and lien of this Mortgage.

     TO HAVE AND TO HOLD the Property and all the estate, right, title and interest, in law and in equity, of Mortgagor’s in and to the Property unto Bank, its successors and assigns, forever.

     PROVIDED, HOWEVER, the amount secured hereby at any time shall not exceed the principal amount of FORTY MILLION AND 00/100 DOLLARS ($40,000,000.00) (“Original Maximum Principal Amount”), plus all interest, costs, reimbursements, fees and expenses in connection therewith.

     Mortgagor WARRANTS AND REPRESENTS that Mortgagor is lawfully seized of the Property, in fee simple, absolute, that Mortgagor has the legal right to convey and encumber the same, and that the Property is free and clear of all liens and encumbrances other than as set forth in the title policy provided to and approved by Bank and other matters as set forth in the Permitted Exceptions and contemplated by the Loan Documents and approved by Lender (“Permitted Exceptions”). Mortgagor further warrants and will forever defend all and singular the Property and title thereto to Bank and Bank’s successors and assigns, against the lawful claims of all persons whomsoever subject to the Permitted Exceptions.

     PROVIDED ALWAYS that if (i) all the Obligations (including without limitation, all termination payments and any other amounts due under or in connection with any swap agreements (as defined in 11 U.S.C. § 101) secured hereunder) are paid in full, (ii) each and every representation, warranty, agreement, covenant and condition of this Mortgage, and the other Loan Documents, are complied with and abided by, and (iii) any and all swap agreements (as defined in 11 U.S.C. § 101) secured hereunder have matured or been terminated, then this Mortgage and the estate hereby created shall cease and be null, void, and canceled of record.

     To protect the security of this Mortgage, Mortgagor further represents and agrees with Bank as follows:

     Payment of Obligations. That the Obligations shall be timely paid and performed.

     Revolving Note. Advances made under the Note or any future promissory notes secured hereby or other evidences of obligation now or hereafter secured by this Mortgage shall be in the form of a continual revolving line of credit whereby advances may be made, repaid and re-advanced from time to time but in no event shall the outstanding principal balance at any time exceed the Original Maximum Principal Amount. Bank shall maintain an account on its books, which shall evidence at all times the amount from time to time outstanding under the Note or any other promissory note now or hereafter made evidencing the indebtedness secured hereby. Advances made by Bank pursuant to the Mortgage, including without limitation, for the payment of taxes, assessments, insurance premiums, costs for the protection of the Property, reasonable attorneys’ fees (whether or not litigation has been commenced and in all trial, bankruptcy and

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appellate proceedings) and court costs incurred in the collection of any or all of such sums of money and interest thereon in whatever manner the indebtedness may be evidenced or represented, shall be secured by this Mortgage until the Mortgage is satisfied of record.

     Future Advances. This Mortgage is given to secure not only existing Obligations, but also future advances, including obligations under swap agreements made, and future swap agreements (as defined in 11 U.S.C. § 101) entered into with Bank, within twenty (20) years of the date of this Mortgage pursuant to a Revolving Loan Agreement between Borrower and Bank of even date herewith (the “Loan Agreement”) to the same extent as if such future advances and obligations under swap agreements are made on the date of the execution of this Mortgage. The principal amount (including any swap agreements and future advances) that may be so secured may decrease or increase from time to time, but the total amount so secured at any one time shall not exceed TWENTY MILLION AND 00/100 Dollars ($20,000.00.00), plus all interest, costs, reimbursements, fees and expenses due under this Mortgage and secured hereby. Notwithstanding the foregoing, the maximum principal amount secured hereby shall not exceed the Original Maximum Principal Amount. All covenants and agreements contained in this Mortgage shall be applicable to all further advances made by Bank to Mortgagor under this future advance clause. Any such future advances, whether obligatory or to be made at the option of Bank, or otherwise, may be made either prior to or after the due date of the Note or any other note secured by this Mortgage. Mortgagor shall not execute any document that impairs or otherwise impacts the priority of any existing or future Obligations secured by this Mortgage.

     Grant of Security Interest in Personal Property. This Mortgage constitutes a security agreement under the UCC and shall be deemed to constitute a fixture financing statement. Mortgagor hereby grants a security interest in any personal property included in the Property. On request of Bank, Mortgagor will execute one or more Financing Statements in form satisfactory to Bank and will pay all costs and expenses of filing the same in all public filing offices, where filing is deemed desirable by Bank. Bank is authorized to file Financing Statements relating to the Property without Mortgagor’s signature where permitted by law. Mortgagor appoints Bank as its attorney-in-fact to execute such documents necessary to perfect Bank’s security interest on Mortgagor’s behalf. The appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain outstanding.

Nothing herein obligates Bank to provide credit in excess of the Obligations.

     Leases, Subleases and Easements. Mortgagor shall maintain, enforce and cause to be performed all of the terms and conditions under any lease, sublease or easement which may constitute a portion of the Property. Mortgagor shall not, without the consent of Bank, enter into any new lease of all or any portion of the Property outside the criteria for said leases approved by Bank, agree to the cancellation or surrender under any lease of all or any portion of the Property, agree to prepayment of rents, issues or profits (other than rent paid at the signing of a lease or sublease), modify any such lease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option; and any such purported new lease, cancellation, surrender, prepayment or modification made without the consent of Bank shall be void as against Bank.

     Required Insurance. Mortgagor shall maintain with respect to the Property liability insurance providing coverage in such amount as Bank may require but in no event less than $1,000,000.00 per occurrence, with aggregate excess coverage of not less than

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$10,000,000.00, naming Bank as an additional insured, and such other insurance as Bank may require from time to time.

     All property insurance policies shall contain an endorsement or agreement by the insurer in form satisfactory to Bank that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor and the further agreement (within both the property and liability policies) of the insurer waiving rights of subrogation against Bank, and rights of set-off, counterclaim or deductions against Mortgagor.

     All insurance policies shall be in form, provide coverages, be issued by companies and be in amounts satisfactory to Bank. At least 30 days prior to the expiration of each such policy, Mortgagor shall furnish Bank with evidence satisfactory to Bank that such policy has been renewed or replaced or is no longer required hereunder. All such policies shall provide that the policy will not be canceled or materially amended without at least 30 days prior written notice to Bank. In the event Mortgagor fails to provide, maintain, keep in force, and furnish to Bank the policies of insurance required by this paragraph, Bank may procure such insurance or single-interest insurance in such amounts, at such premium, for such risks and by such means as Bank chooses, at Mortgagor’s expense; provided however, Bank shall have no responsibility to obtain any insurance, but if Bank does obtain insurance, Bank shall have no responsibility to assure that the insurance obtained shall be adequate or provide any protection to Mortgagor.

     Insurance Proceeds. After occurrence of any loss to any of the Property, Mortgagor shall give prompt written notice thereof to Bank.

     Impositions; Escrow Deposit. Mortgagor will pay all taxes, levies, assessments and other fees and charges imposed upon or which may become a lien upon the Property under any law or ordinance (all of the foregoing collectively “Impositions”) before they become delinquent and in any event in the same calendar year in which they first become due. Upon request of Bank after an Event of Default, Mortgagor shall add to each periodic payment required under the Note the amount estimated by Bank to be sufficient to enable Bank to pay, as they come due, all Impositions and insurance premiums which Mortgagor is required to pay hereunder. Payments requested under this provision shall be supplemented or adjusted as required by Bank from time to time. Such funds may be commingled with the general funds of Bank and shall not earn interest. Upon the occurrence of a Default, Bank may apply such funds to pay any of the Obligations.

     Use of Property. Mortgagor shall use and operate, and require its lessees or licensees to use and operate, the Property in compliance with all applicable laws (including, for example, the Americans with Disabilities Act and the Fair Housing Act) and ordinances, covenants, and restrictions, and with all applicable requirements of any lease or sublease now or hereafter affecting the Property. Mortgagor shall not permit any unlawful use of the Property or any use that may give rise to a claim of forfeiture of any of the Property. Mortgagor shall not allow changes in the stated use of Property from that disclosed to Bank at the time of execution hereof or approved by Bank, which approval shall not be unreasonably withheld. Mortgagor shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and written consent of, Bank.

     Maintenance, Repairs and Alterations. Mortgagor shall keep and maintain the Property in good condition and repair and fully protected from the elements to the satisfaction of Bank. Mortgagor shall promptly notify Bank in writing of any material loss, damage or adverse condition affecting the Property.

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     Eminent Domain. Should the Property or any interest therein be taken or damaged by reason of any public use or improvement or condemnation proceeding (“Condemnation”), or should Mortgagor receive any notice or other information regarding such Condemnation, Mortgagor shall give prompt written notice thereof to Bank. In the event the Collateral for the Borrowing Base is negatively impacted resulting in an adjusted loss in the value of the Collateral, Bank shall be entitled to all compensation, awards and other payments or relief granted in connection with such Condemnation and, at its option, may commence, appear in and prosecute in its own name any action or proceedings relating thereto. Mortgagor shall be entitled to make any compromise or settlement in connection with such taking or damage after consulting with and obtaining Bank’s prior written consent. All compensation, awards, and damages awarded to Mortgagor related to any Condemnation (the “Proceeds”) in accordance herewith are hereby assigned to Bank and Mortgagor agrees to execute such further assignments of the Proceeds as Bank may require. Bank shall have the option of applying or paying the Proceeds in the same manner as insurance proceeds as provided herein. Mortgagor appoints Bank as its attorney-in-fact to receive and endorse the Proceeds to Bank, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.

     Environmental Condition of Property and Indemnity. Mortgagor warrants and represents to Bank, except as reported by Mortgagor to Bank in writing, that: (i) Mortgagor has inspected and is familiar with the environmental condition of the Property; (ii) the Property and Mortgagor, and any occupants of the Property, are in compliance with and shall continue to be in compliance with all applicable federal, state and local laws and regulations intended to protect the environment and public health and safety as the same may be amended from time to time (as further defined in the Loan Agreement) (“Environmental Laws”); (iii) the Property is not and has never been used to generate, handle, treat, store or dispose of, in any quantity, oil, petroleum products, hazardous or toxic substances, hazardous waste, regulated substances or hazardous air pollutants in violation of Environmental Laws (“Hazardous Materials”) in violation of any Environmental Laws; (iv) no Hazardous Materials (including asbestos or lead paint in any form) are located on or under the Property or emanate from the Property; (v) there are no unregistered underground storage tanks on the Property that are subject to any underground storage tank registration laws or regulations; (vi) no notice has been received with regard to any Hazardous Material on the Property; (vii) no action, investigation or proceeding is pending or to Mortgagor’s knowledge threatened which seeks to enforce any right or remedy against Mortgagor or the Property under any Environmental Law; and (viii) all licenses, permits and other governmental or regulatory actions necessary for the Property to comply with Environmental Laws shall be obtained and maintained and Mortgagor shall assure compliance therewith.

     Mortgagor agrees to notify Bank immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to violations of any Environmental Laws or to the environmental condition of the Property and shall conduct and complete all investigations and all cleanup actions necessary to comply with the Environmental Laws and to remove, in accordance with Environmental Laws, any Hazardous Material from the Property.

     Mortgagor shall indemnify, hold harmless, and defend Bank from and against any and all damages, penalties, fines, claims, suits, liabilities, costs, judgments and expenses, including attorneys’, consultants’ or experts’ fees of every kind and nature incurred, suffered by or asserted against Bank as a direct or indirect result of: (i) representations made by Mortgagor in

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this Section being or becoming untrue in any material respect; (ii) Mortgagor’s violation of or failure to meet the requirements of any Environmental Laws; or (iii) Hazardous Materials which, while the Property is subject to this Mortgage, exist on the Property but not for matters occurring after foreclosure or deed in lieu thereof. Bank shall have the right to arrange for or conduct environmental inspections of the Property from time to time (including the taking of soil, water, air or material samples). The cost of such inspections (i) made after Default, (ii) which are required by laws or regulations applicable to Bank, or (iii) which are ordered by Bank following Bank’s good faith determination that Mortgagor may be in violation of any Environmental Laws and/or there are Hazardous Materials on the Property, shall be borne by Mortgagor. However, Mortgagor’s indemnity shall not apply to any negligent or intentional act of Bank, its successors or assigns, which takes place after foreclosure, deed in lieu of foreclosure, or satisfaction of this Mortgage. These indemnification obligations are in addition to General Indemnification provisions set forth hereafter. Mortgagor’s Obligations under this section shall continue, survive and remain in full force and effect notwithstanding the repayment of the Obligations, a foreclosure of or exercise of power of sale under this instrument, a delivery of a deed in lieu of foreclosure, a cancellation or termination of record of this instrument and the transfer of the Property.

     Appraisals. Mortgagor agrees that Bank may obtain an appraisal of the Property when required by the regulations of the Federal Reserve Board or the Office of the Comptroller of the Currency, any other regulatory agency or at such other times as Bank may reasonably require. Such appraisals shall be performed by an independent third party appraiser selected by Bank. The cost of such appraisals shall be borne by Mortgagor. If requested by Bank, Mortgagor shall execute an engagement letter addressed to the appraiser selected by Bank. Mortgagor’s failure or refusal to sign such an engagement letter, however, shall not impair Bank’s right to obtain such an appraisal. Mortgagor agrees to pay the cost of such appraisal within 10 days after receiving an invoice for such appraisal.

     Inspections. Bank, or its representatives or agents, are authorized to enter at any reasonable time upon any part of the Property for the purpose of inspecting the Property and for the purpose of performing any of the acts it is authorized to perform under the terms of this Mortgage.

     Liens and Subrogation. Mortgagor shall pay and promptly discharge all liens, claims and encumbrances upon the Property except for those described in EXHIBIT B or those matters contemplated by the Loan Documents and approved by Bank. Mortgagor shall have the right to contest in good faith the validity of any such lien, claim or encumbrance, provided: (i) such contest suspends the collection thereof or there is no danger of the Property being sold or forfeited while such contest is pending; (ii) Mortgagor first deposits with Bank a bond or other security satisfactory to Bank in such amounts as Bank shall reasonably require; and (iii) Mortgagor thereafter diligently proceeds to cause such lien, claim or encumbrance to be removed and discharged.

     Bank shall be subrogated to any liens, claims and encumbrances against Mortgagor or the Property that are paid or discharged through payment by Bank or with loan proceeds, notwithstanding the record cancellation or satisfaction thereof.

     Waiver of Mortgagor’s Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Property, (ii) in any way extending the time for the enforcement of the collection of the Note or the debt evidenced thereby or any of the other

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Obligations, rights under the fifth and fourteenth amendments to the Constitution of the United States and any similar rights under the constitutions of any state, and any rights to hearing prior to the exercise by Bank of any right, power, or remedy herein provided to Bank.

     To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or seek to take the benefit or advantage of any law now or hereafter in force providing for any exemption (including homestead exemption), appraisement, valuation, stay, extension or redemption, and Mortgagor for themselves and their respective heirs, devisees, representatives, successors and assigns, and for any and all persons claiming any interest in the Property, to the extent permitted by law, hereby waive and release all rights of valuation, appraisement, redemption, stay of execution, the benefit of all exemption laws, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created. Except for notices to be provided in accordance with the Loan Documents, Mortgagor further waives any and all notices including, without limitation, notice of intention to accelerate and of acceleration of the Obligations.

     Payments by Bank. In the event of default in the timely payment or performance of any of the Obligations not cured within the applicable cure period, Bank, at its option and without any duty on its part to determine the validity or necessity thereof, may pay the sums for which Mortgagor is obligated. Further, after an Event of a Default that has not been cured by Mortgagor within any applicable cure period, Bank may pay such sums as Bank deems appropriate for the protection and maintenance of the Property including, without limitation, sums to pay Impositions and other levies, assessments or liens, maintain insurance, make repairs, secure the Property, maintain utility service, intervene in any condemnation, make advances under a construction loan to enable completion of construction and pay attorneys’ fees and other fees and costs to enforce this Mortgage or protect the lien hereof (including foreclosure) or collect the Obligations, without limitation, including those incurred in any proceeding including Bankruptcy or arbitration. Any amounts so paid shall bear interest at the default rate stated in the Note and shall be secured by this Mortgage.

     Indemnification. Mortgagor shall protect, indemnify and save harmless Bank from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) imposed upon, incurred by or asserted against Bank on account of (i) the Loan Documents or any failure or alleged failure of Mortgagor to comply with any of the terms or representations of this Mortgage; (ii) any claim of loss or damage to the Property or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Property or the use, occupancy or operation thereof (hereinafter collectively “Loss”) prior to a judgment of foreclosure or deed in lieu thereof unless said Loss is a result of the use, occupancy or operation of the Property by Mortgagor prior to said foreclosure judgment or deed in lieu thereof, (iii) any failure or alleged failure of Mortgagor to comply with any law, rule or regulation applicable to the Property or the use, occupancy or operation of the Property (including, without limitation, the failure to pay any taxes, fees or other charges), provided that such indemnity shall be effective only to the extent of any Damages that may be sustained by Bank in excess of any net proceeds received by it from any insurance of Mortgagor (other than self-insurance) with respect to such Damages, (iv) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Bank (other than Bank’s gross negligence or willful misconduct) relating in any way to or any matter contemplated by the Loan Documents (v) any claim for brokerage fees or such other commissions by or through Mortgagor relating to the Property or any other Obligations, or (vi) any and all liability

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arising from any leases related to the Property prior to a judgment of foreclosure or deed in lieu thereof unless said liability is a result of Mortgagor’s actions or inaction relating to the lease prior to said foreclosure judgment or deed in lieu thereof. Nothing contained herein shall require Mortgagor to indemnify Bank for any Damages resulting from Bank’s gross negligence or its willful and wrongful acts. The indemnity provided for herein shall survive payment of the Obligations and shall extend to the officers, directors, employees and duly authorized agents of Bank. In the event the Bank incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

     Assignment of Rents. Mortgagor hereby absolutely assigns and transfers to Bank all the leases, rents, issues and profits of the Property (collectively “Rents”). Although this assignment is effective immediately, so long as no Default exists, Bank gives to and confers upon Mortgagor the privilege under a revocable license to collect as they become due, but not prior to accrual, the Rents and to demand, receive and enforce payment, give receipts, releases and satisfactions, and sue in the name of Mortgagor for all such Rents. Mortgagor represents there has been no prior assignment of leases or Rents, and agrees not to further assign such leases or Rents. Upon any occurrence of Default, the license granted to Mortgagor herein shall be automatically revoked without further notice to or demand upon Mortgagor until such Default is cured, and Bank shall have the right, in its discretion, without notice, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, (i) to enter upon and take possession of the Property, (ii) notify tenants, subtenants and any property manager to pay Rents to Bank or its designee, and upon receipt of such notice such persons are authorized and directed to make payment as specified in the notice and disregard any contrary direction or instruction by Mortgagor, and (iii) in its own name, sue for or otherwise collect Rents, including those past due, and apply Rents, less costs and expenses of operation and collection, including attorneys’ fees, to the Obligations in such order and manner as Bank may determine or as otherwise provided for herein. Bank’s exercise of any one or more of the foregoing rights shall not cure or waive any Default or notice of Default hereunder. The terms of this Section are in addition to those terms set forth in that certain Absolute Assignment of Lessor’s Interest in Leases and Rents executed by Mortgagor to Bank of even date herewith.

     Due on Sale or Further Encumbrance or Transfer of an Interest in Mortgagor. Without the prior written consent of Bank in each instance unless the Mortgagor releases the portion of the Mortgaged Property in accordance with Bank’s requirements and the terms and conditions of the Loan Documents, Mortgagor shall not (i) sell, convey, transfer or encumber the Property, or any part thereof or interest therein, whether legal or equitable, (ii) cause or permit any transfer of the Property or any part thereof, whether voluntarily, involuntarily or by operation of law, or (iii) enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property without releasing such portion of the property from the lien of this Mortgage at the time such property is to be conveyed. A “transfer” of the Property includes: (a) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein; (b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Property; (c) if Mortgagor or any general partner or member of Mortgagor, is a corporation, partnership, limited liability company, trust or other business entity, the transfer (whether in one transaction or a series of transactions) of any stock, partnership, limited liability company or other ownership interests in such corporation, partnership, limited liability company or entity including, without limitation, changes in stockholders, partners, members, managers, trustees, beneficiaries, or their respective interests; (d) if Mortgagor, or

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any general partner or member of Mortgagor, is a corporation, the creation or issuance of new stock by which an aggregate of more than 10% of such corporation’s stock shall be vested in a party or parties who are not now stockholders other than to an entity controlled by Guarantor Core Communities, LLC and (e) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant or agricultural lease thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases.

     Bank’s consent to any conveyance or encumbrance may be conditioned upon an increase in the interest rate specified in the Note (or other Obligations), an extension or curtailment of the maturity of the Obligations, or other modification of the Note or this instrument.

     Remedies of Bank on Default. Failure of Mortgagor or any other person liable to (i) timely pay (and such nonpayment is not cured within five (5) days of the due date) or (ii) perform any of the Obligations (and such nonperformance is not cured within twenty (20) days of receipt of notice by Mortgagor of such nonperformance provided, however, if such nonperformance is not curable within said twenty (20) day period and Mortgagor is diligently pursuing said cure, the cure period shall be extended for up to an additional thirty (30) days, is a default (“Default”) under this Mortgage. Upon the occurrence of Default the following remedies are available, without limitation, to Bank: (i) Bank may exercise any or all of Bank’s remedies under this Mortgage or other Loan Documents including, without limitation, acceleration of the maturity of all payments and Obligations, including any swap agreements (as defined in 11 U.S.C. § 101) with Bank (provided that the early termination shall be governed by the default and termination provisions of said swap agreements); (ii) Bank may take immediate possession of the Property or any part thereof (which Mortgagor agrees to surrender to Bank) and manage, control or lease the same to such persons and at such rental as it may deem proper and collect and apply Rents to the payment of: (a) the Obligations, together with all costs and attorneys’ fees; (b) all Impositions and any other levies, assessments or liens which may be prior in lien or payment to the Obligations, and premiums for insurance, with interest on all such items; and (c) the cost of all expenses incident to taking and retaining possession of the Property and the management and operation thereof; all in such order or priority as Bank in its sole discretion may determine. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of the Property; and (iii) Bank may apply to any court of competent jurisdiction for the appointment of a receiver for all purposes including, without limitation, to manage and operate the Property or any part thereof, and to apply the Rents therefrom as hereinabove provided. In the event of such application, Mortgagor consents to the appointment of a receiver, and agrees that a receiver may be appointed without notice to Mortgagor, without regard to whether Mortgagor has committed waste or permitted deterioration of the Property, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the payment of the Obligations; (iv) Bank may exercise all the remedies of a mortgagee as provided by law and in equity including, without limitation, foreclosure upon this Mortgage and sale of the Property, or any part of the Property, at public sale conducted according to applicable law (referred to as “Sale”) and conduct additional Sales as may be required until all of the Property is sold or the Obligations are satisfied; (v) With respect to any portion of the Property governed by the UCC, Bank shall have all of the rights and remedies of a secured party thereunder. Bank may elect to foreclose upon any Property that is fixtures under law applicable to foreclosure of interests in real estate or law applicable to personal property; (vi) Bank may bid at Sale and may accept, as successful bidder, credit of the bid amount against the Obligations as payment of any portion of the purchase price; and (vii) Bank shall apply the proceeds of Sale, first to any fees or attorney fees permitted Bank by law in connection with Sale, second to expenses of foreclosure,

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publication, and sale permitted Bank by law in connection with Sale, third to the Obligations, and any remaining proceeds as required by law.

     Miscellaneous Provisions. Mortgagor agrees to the following: (i) All remedies available to Bank with respect to this Mortgage or available at law or in equity shall be cumulative and may be pursued concurrently or successively. No delay by Bank in exercising any remedy shall operate as a waiver of that remedy or of any Default. Any payment by Bank or acceptance by Bank of any partial payment shall not constitute a waiver by Bank of any Default; (ii) Mortgagor represents that Mortgagor (a) is (1) an adult individual and is sui juris, or (2) a corporation, general partnership, limited partnership, limited liability company or other legal entity, duly organized, validly existing and in good standing under the laws of its state of organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such organization (b) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (c) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Mortgage and any other Loan Document to which it is a party. (iii) The provisions hereof shall be binding upon and inure to the benefit of Mortgagor, its heirs, personal representatives, successors and assigns including, without limitation, subsequent owners of the Property or any part thereof, and shall be binding upon and inure to the benefit of Bank, its successors and assigns and any future holder of the Note or other Obligations; (iv) Any notices, demands or requests shall be sufficiently given Mortgagor if in writing and mailed or delivered to the address of Mortgagor shown above or to another address as provided herein and to Bank if in writing and mailed or delivered to Wachovia Bank, National Association, at the address shown above, or such other address as Bank may specify from time to time and in the event that Mortgagor changes Mortgagor’s address at any time prior to the date the Obligations are paid in full, that party shall promptly give written notice of such change of address by registered or certified mail, return receipt requested, all charges prepaid; (v) The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties and are not a part of this Mortgage; (vi) If the lien of this Mortgage is invalid or unenforceable as to any part of the Obligations, the unsecured portion of the Obligations shall be completely paid (and all payments made shall be deemed to have first been applied to payment of the unsecured portion of the Obligations) prior to payment of the secured portion of the Obligations and if any clause, provision or obligation hereunder is determined invalid or unenforceable the remainder of this Mortgage shall be construed and enforced as if such clause, provision or obligation had not been contained herein; (vii) This Mortgage shall be governed by and construed under the laws of the jurisdiction where this Mortgage is recorded; (viii) Mortgagor by execution and Bank by acceptance of this Mortgage agree to be bound by the terms and provisions hereof.

     Minimum Standards. In addition to the requirements set forth in the Loan Documents, all surveys, insurance, title policies, construction documents, environmental reports, payment and performance bonds, and any other due diligence or additional documents required in connection with this Loan, shall comply with Bank’s minimum standards in place from time to time for such documents, which shall be provided in writing by Bank to Borrower upon request.

     Joinders and Consents. Mortgagee agrees, upon request of Mortgagor, to join in and consent to any plat for the Real Estate and any utility easements, dedications, and to consent to any property association documents or declarations, development agreements or similar instruments affecting the Real Estate and needed by the Mortgagor in connection with the development of the Real Estate as contemplated by the Loan Documents, at no cost or liability to Mortgagee, except for the cost of review of such documentation by Mortgagor’s attorney

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which shall be payable by Mortgagor, for the sole purpose of subjecting the lien of this Mortgage to the effects of such instruments, provided that such instruments are in form and substance acceptable to Mortgagee in Mortgagee’s reasonable discretion reasonably exercised. All homeowner association documents or declarations, development agreements or similar instruments affecting the Real Estate shall contain customary provisions subordinating the lien and encumbrance of any assessments or other charges provided for thereunder to the lien of this Mortgage. Mortgagee shall have no obligation to join in or consent to any such documents if doing so would materially diminish the value of the Property or require Mortgagee to directly assume any of Mortgagor’s obligations under such instruments. Mortgagor hereby agrees not to relocate any conservation easements currently off the Real Estate as referenced on Exhibit B attached hereto to the Real Estate.

     WAIVER OF EXEMPLARY DAMAGES. MORTGAGOR AND BANK AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

     WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGOR BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS MORTGAGE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS MORTGAGE.

     ASSIGNMENT UPON FULL PAYMENT. UPON PAYMENT OF ALL SUMS DUE BANK, BANK SHALL, AT MORTGAGOR’S REQUEST, ASSIGN THE NOTE AND OTHER LOAN DOCUMENTS WITHOUT RECOURSE OR WARRANTY OF ANY KIND ON AN “AS IS”, “WHERE IS” BASIS, ONLY ACKNOWLEDGING OWNERSHIP OF THE LOAN AND THE LOAN DOCUMENTS UNENCUMBERED, FOR AN ASSIGNMENT FEE NOT TO EXCEED $2,500.00.

     PARTIAL RELEASES. The Bank shall grant partial releases of portions of the Mortgaged Property in accordance with the terms and conditions of the Loan Agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, Mortgagor has signed and sealed this instrument as of the day and year first above written.

TRADITION DEVELOPMENT COMPANY, LLC, a Florida limited liability company

Taxpayer ID: 65-1060893

By:

Print name:	______________________________________________________	JAMES H. ANDERSON, Executive Vice President

Print name:	______________________________________________________

State of Florida

County of Martin

     The foregoing instrument was acknowledged before me this 8th day of April, 2005, by JAMES H. ANDERSON, Executive Vice President of TRADITION DEVELOPMENT COMPANY, LLC, a Florida limited liability company, on behalf of the company. He/she is personally known to me or has produced ___(type of identification) as identification.

Notary Public, State of Florida
Print Name:

[Seal]

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EXHIBIT A

LEGAL DESCRIPTION

PARCEL 1: A parcel of land lying in Sections 8 and 9, Township 37 South, Range 39 East, St. Lucie County, Florida and being more particularly described as follows:

Begin at the Northeast Corner of the Recreation Tract as shown on Tradition Plat No. 16, recorded in Plat Book 44, at Page 12, 12A through 12J public records of said St. Lucie County, Florida; Thence traversing the boundary of the said Tradition Plat No. 16, by the following ten (10) courses:

1. South 84 deg 37’ 09” West, a distance of 138.94 feet to a point of curvature with a curve concave to the Southeast and having a radius of 250.00 feet;

2. Westerly and Southwesterly along the arc of said curve, through a central angle of 59 deg 03’ 56”, an arc distance of 257.72 feet to a point of reverse curvature, with a curve concave to the Northwest and having a radius of 250.00 feet;

3. Southwesterly along the arc of said curve, through a central angle of 40 deg 26’ 09”, an arc distance of 176.44 feet to a point of non radial intersection with a line (the radius point of said curve bears North 27 degrees 00’ 41” west from this point);

4. South 12 degrees 20’ 57” East along said non radial line, a distance of 104.38 feet;

5. South 32 degrees 46’ 15” West, a distance of 33.95 feet;

6. South 10 deg 25’ 34” a distance 9.23 feet to a point of radial intersection with a curve concave to the northeast and having a radius of 960.00 feet, said curve also being the northerly right of way line of Tradition Lakes Boulevard as shown on the said Tradition Plat No. 16;

Thence continue traversing said boundary and said northerly right of way by the remaining four (4) courses:

7. Northwesterly along the arc of said curve, through a central angle of 42 deg 31’ 23”, an arc distance of 712.48 feet to a point of tangency with a line;

8. North 57 deg 54’ 11” West along said line, a distance of 361.38 feet to a point of curvature with a curve concave to the Southwest and having a radius of 1465.00 feet;

9. Northwesterly along the arc of said curve, through a central angle of 32 deg 21’ 05”, an arc distance of 827.19 feet to a point of tangency with a line;

10. South 89 degrees 44’ 44” West along said line, a distance of 51.84 feet to the Northwest corner of said Tradition Plat No. 16;

Thence traversing the proposed northerly right of way line of said Tradition Lakes Boulevard by the following two (2) courses;

1. Continue South 89 degrees 44’ 44” West departing said boundary, a distance of 277.08 feet to a point of curvature with a curve concave to the southeast and having a radius of 440.00 feet;

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2. Southwesterly along the arc of said curve, through a central angle of 27 deg 35’ 12”, an arc distance of 211.85 feet to a point of non radial intersection with a line (the radius point of said curve bears South 27 degrees 50’ 28” East from this point);

Thence North 51 deg 55’ 07” West along said non radial line, departing said proposed Northerly right of way line, a distance of 701.92 feet to a point of non radial intersection with a curve concave to the Southeast and having a radius of 870.00 feet (radius point of said curve bears South 58 deg 16’ 38” East from this point); thence Northeasterly along the arc of said curve, through a central angle of 22 deg 54’ 16”, an arc distance of 347.79 feet to a point of compound curvature with a curve concave to the Southwest and having a radius of 258.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 34 deg 54’ 19”, a arc distance of 157.18 feet to a point of reverse curvature with a curve concave to the Northwest and having a radius of 67.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 40 deg 13’ 48”, a arc distance of 47.04 feet to a point of reverse curvature with a curve concave to the Southeast and having a radius of 383.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 33 deg 12’ 16” an arc distance of 221.96 feet to a point of compound curvature with a curve concave to the South and having a radius of 870.00 feet; thence Easterly along the arc of said curve, through a central angle of 07 deg 29’ 35”, an arc distance of 113.78 feet to a point of tangency with a line; thence North 90 deg 00’ 00” East along said line a distance of 75.81 feet to a point of curvature with a curve concave to the Northwest and having a radius of 1830.00 feet; thence Northesterly along the arc of said curve through a central angle of 23 deg 57’ 36”, an arc distance of 765.27 feet to a point of reverse curvature with a curve concave to the Southeast and having a radius of 1770.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 08 deg 33’ 57”, an arc distance of 264.62 feet to a point of tangency with a line; thence North 74 deg 36’ 21” East along said line, a distance of 400.78 feet to a point of curvature with a curve concave to the Southeast and having a radius of 183.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 08 deg 55’ 06”, an arc distance of 28.48 feet to a point of compound curvature with a curve concave to the Southwest and having a radius of 50.00 feet; thence Northeasterly, Easterly and Southeasterly along the arc of said curve, through a central angle of 81 deg 04’ 54”, an arc distance of 70.76 feet to a point of tangency with a line; thence South 15 deg 23’ 39” East along said line, a distance of 4.85 feet; thence North 74 deg 36’ 21” East, a distance of 100.00 feet to a point of radial intersection with a curve concave to the Southeast and having a radius of 50.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 77 deg 00’ 22”, an arc distance of 67.20 feet to a point of compound curvature with a curve concave to the Southeast and having a radius of 383.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 10 deg 32’ 34”, and arc distance of 70.47 feet to a point of reverse curvature, with a curve concave to the Northwest and having a radius of 1881.55 feet; thence Northeasterly along the arc of said curve, through a central angle of 22 deg 03’ 06”, an arc distance of 724.16 feet to a point of reverse curvature with a curve concave to the Southeast and having a radius of 1500.00 feet; Thence Northeasterly along the arc of said curve, through a central angle of 27

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deg 22’ 23”, an arc distance of 716.63 feet to a point of tangency with a line; thence North 77 deg 28’ 34” East along said line, a distance of 125.81 feet to a point of curvature with a curve concave to the Southeast and having a radius of 1500.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 09 deg 33’ 12”, an arc distance of 250.11 feet to a point of tangency with a line; Thence North 87 deg 01’ 46” East along said line, a distance of 129.19 feet to a point of curvature with a curve concave to the Northwest and having a radius of 470.00 feet; thence Northeasterly along the arc of said curve, through a central angle of 15 deg 18’ 56”, an arc distance of 125.63 feet to the Southwest corner of Road “J” (Tract PR-10) as shown on Tradition Plat No. 12, recorded in Plat Book 44, at Pages 3 and 3A through 3D, in the public records of St. Lucie County, Florida; thence traversing the Southerly right of way line of said Road “J” and the Westerly right of way line of Community Boulevard (Tract R-2) as shown on said Tradition Plat No. 12 by the following five (5) courses:

1. Continue Northeasterly along the arc of said curve, through a central angle of 00 deg 54’ 18”, an arc distance of 7.42 feet to a point of reserve curvature with a curve concave to the South and having a radius of 183.00 feet;

2. Northeasterly, Easterly and Southeasterly along the arc of said curve, through a central angle of 35 deg 02’ 51”, an arc distance of 111.94 feet to a point of tangency with a line;

3. South 74 deg 08’ 37” East along said line, a distance of 37.90 feet to a point of curvature with a curve concave to the Southwest and having a radius of 183.00 feet;

4. Southeasterly along the arc of said curve, through a central angle of 29 deg 08’ 37”, an arc distance of 93.08 feet to a point of tangency with a line;

5. South 45 deg 00’ 00” East along said line, a distance of 485.13 feet; Thence South 64 deg 10’ 30” West departing said proposed Westerly right-of-way line, a distance of 421.72 feet to a point of curvature with a curve concave to the Southeast and having a radius of 1155.00 feet; thence Southwesterly along the arc of said curve, through a central angle of 36 deg 15’ 33”, an arc distance of 730.93 feet to a point of reverse curvature with a curve concave to the Northwest and having a radius of 1245.00 feet; thence Southwesterly along the arc of said curve, through a central angle of 10 deg 21’ 37”, an arc distance 225.13 feet to a point of reverse curvature with a curve concave to the Northwest and having a radius of 727.91 feet; thence southwesterly along the arc of said curve, thru a central angle of 15 deg. 09’ 16”, an arc distance of 192.33 feet to a point of compound curvature with a curve concave to the east and having a radius of 269.77 feet; Thence southwesterly, southerly, and southeasterly along the arc of said curve through a central angle of 55 deg. 31’ 39”, an arc distance of 261.44 feet to a point of non radial intersection with a line (the radius point of said curve bears North 57 deg. 22’ 22” east from this point); thence North 43 deg 38’ 14” West along said non radial line, a distance of 222.89 feet; thence North 40 deg 44’ 37” West, a distance of 55.53 feet; thence North 36 deg 21’ 17” West, a distance of 28.71 feet; thence North 33 deg 19’ 33” West, a distance of 29.44 feet; thence North 30 deg 01’ 43” West, a distance of 33.86 feet; thence North 25 deg 56’ 47” West, a distance of 44.50 feet; thence North 21 deg 40’ 18” West, a distance of 37.55 feet to a point of non radial intersection with a curve concave to the Southwest and

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having a radius of 978.88 feet (the radius point of said curver bears South 69 deg 52’ 11” West from this point); thence Northwesterly along the arc of said curve, through a central angle of 10 deg 15’ 47”, an arc distance of 175.34 feet to the point of non radial intersection with a curve concave to the Southwest and having a radius of 2862.48 feet (the radius point of said curve having a radius of 978.88 feet bears South 57 deg 08’ 13” West from this point and the radius point of said curve having a radius of 2868.48 feet bears South 59 deg 36’ 24” West from this point); thence Northwesterly along the arc of said curve, through a central angle of 02 deg 47’ 56”, an arc distance of 139.83 feet to a point of non radial intersection with a line (the radius point of said curve bears South 54 deg 20’ 17” West from this point); thence North 59 deg 06’ 35” West along said non radial line, a distance of 143.79 feet; thence North 80 deg 53’ 39” West, a distance of 125.53 feet; thence South 71 deg 44’ 37” West, a distance of 34.33 feet; thence South 35 deg 24’ 00” West, a distance of 87.48 feet; thence South 00 deg 45’ 41” West, a distance of 132.15 feet; thence South 06 deg 59’ 03”, a distance of 104.72 feet; thence South 06 deg 27’ 08” East, a distance of 47.41 feet; thence South 01 deg 35’ 43” West, a distance of 77.02 feet; thence South 09 deg 59’ 53” East, a distance of 220.16 feet; thence South 27 deg 38’00” East, a distance of 286.71 feet; thence South 14 deg 11’ 03” East, a distance of 242.60 feet to the point of beginning.

PARCEL 2: A Parcel of land lying in Section 9, Township 37 South, Range 39 East, St. Lucie County, Florida and being more particularly described as follows:

Begin at the Northwest corner of Plat of Tradition No. 17, recorded in Plat Book 43, at Pages 22 and 22A through 22F, public records of St. Lucie County, Florida, and also being the Southwest Corner of Community Boulevard (Tract R-2) of future Tradition Plat No. 12; thence South 45 deg 26’ 22” West as basis of bearing, along the Northwesterly boundary of said Tradition Plat No. 17, a distance of 34.06 feet to the Northeast corner of Plat of Tradition Plat No. 5, recorded in Plat Book 42, at Pages 4 and 4A through 4I, public records St. Lucie County, Florida, and also being a point on the Northerly right of way line of Tradition Lakes Boulevard (Tract PR-5); thence traversing along said Northerly boundary of Tradition Plat No. 5 and said Northerly right of way line by the following twenty-one (21) courses:

1. North 89 deg 21’ 23” West, a distance of 40.60 feet to a point of curvature with a curve concove to the Northeast and having a radius of 184.00 feet;

2. Northwesterly along the arc of said curve, through a central angle of 29 deg 48’ 11”, an arc distance of 95.71 feet to a point of tangency with a line;

3. North 59 deg 33’ 12” West along said line, a distance of 72.07 feet to a point of curvature with a curve concave to the Southwest and having a radius of 196.00 feet;

4. Northwesterly, Westerly and Southwesterly along the arc of said curve, through a central angle of 52 deg 45’ 37”, an arc distance of 180.48 feet to a point of tangency with a line;

5. South 67 deg 41’ 11” West along said line, a distance of 82.41 feet to a point of curvature with a curve concave to the Northwest and having a radius of 509.00 feet;

6. Southwesterly, Westerly and Northwesterly along the arc of said curve, through a central angle of 35 deg 29’ 52”, an arc distance of 315.35 feet to a point of compound

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curvature with a curve concave to the Northeast and having a radius of 1100.00 feet;

7. Northwesterly along the arc of said curve, through a central angle of 11 deg 36’ 44”, an arc distance of 222.94 feet to a point of non radial intersection with a line (the radius point of said curve bears North 24 deg 47’ 47” East from this point);

8. North 18 deg 34’ 33” West along said non radial line, a distance of 34.75 feet;

9. North 62 deg 35’ 57” West, a distance of 50.00 feet;

10. South 73 deg 22’ 39” West, a distance of 34.75 feet to a point of non radial intersection with a curve concave to the Northeast and having a radius of 1100.00 feet (the radius point of said curve bears North 30 deg 00’ 19” East from this point);

11. Northwesterly along the arc of said curve, through a central angle of 10 deg 28’ 38”, an arc distance of 201.15 feet to a point of tangency with a line;

12. North 49 deg31’ 03” West along said line a distance of 195.89 feet;

13. North 08 deg13’ 49” West a distance of 37.57 feet;

14. North 49 deg 35’ 24” West, a distance of 50.74 feet;

15. South 81 deg 14’ 16” West, a distance of 32.64 feet;

16. North 49 deg 31’ 03” West, a distance of 189.84 feet;

17. South 40 deg 28’ 57” West, a distance of 10.00 feet;

18. North 49 deg 31’ 03” West, a distance of 32.07 feet to a point of curvature with a curve concave to the Southwest and having a radius of 1040.00 feet;

19. Northwesterly along the arc of said curve, through a central angle of 32 deg 34’ 48” an arc distance of 591.37 feet to a point of non radial intersection with a line (the radius point of said curve bears South 07 deg 54’ 09” West from this point);

20. North 40 deg 54’ 11” West along said non radial line, a distance of 37.23 feet;

21. North 84 deg 40’ 56” West, a distance of 4.45 feet to a point of intersection with the Westerly line of future Tradition Plat No. 16;

Thence traversing said westerly line by the following three (3) courses:

1. North 05 deg 34’ 48” East, departing said Northerly boundary of Tradition Plat No. 5 and said Northerly right of way line, along said Westerly line, a distance of 8.05 feet to a point of curvature with a curve concave to the Southwest and having a radius of 174.00 feet;

2. Northwesterly along the arc of said curve, through a central angle of 73 deg 15’ 12” an arc distance of 222.46 feet to a point of reverse curvature with a curve concave to the Northeast and having a radius of 310.30 feet;

3. Northwesterly along the arc of said curve, through a central angle of 41 deg 12’ 47”, an arc distance of 223.20 feet to a point of non radial intersection with a line (the radius point of said curve bears North 63 deg 32’ 23” East from this point) said point also being a corner on the boundary of future Tradition Plat No. 15.

Thence traversing along said boundary line by the following twenty-five (25) courses;

1. North 14 deg 11’ 03” West along said non radial line, a distance of 242.60 feet;

2. North 27 deg 38’ 00” West, a distance of 286.71 feet;

3. North 09 deg 59’ 53” West, a distance of 220.16 feet;

4. North 01 deg 35’ 43” East, a distance of 77.02 feet;

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5. North 06 deg 27’ 08” West, a distance of 47.71 feet;

6. North 06 deg 59’ 03” West, a distance of 104.72 feet;

7. North 00 deg 45’ 41” East, a distance of 132.15 feet;

8. North 35 deg 24’ 00” East, a distance of 87.48 feet;

9. North 71 deg 44’ 37” East, a distance of 34.33 feet;

10. South 80 deg 53’ 39” East, a distance of 125.53 feet;

11. South 59 deg 06’ 35” East, a distance of 143.79 feet to a point of non radial intersection with a curve concave to the Southwest and having a radius of 2862.48 feet (the radius point of said curve bears South 54 deg 20’ 17” West from this point);

12. Southeasterly along the arc of said curve, through a central angle of 02 deg 47’ 56”, an arc distance of 139.83 feet to a point of non radial intersection with a curve concave to the Southwest and having a radius of 978.88 feet (the radius point of said curve having a radius of 2862.48 feet bears South 57 deg 08’ 13” West from this point and the radius point of said curve having a radius of 978.88 feet bears South 59 deg 36’ 24” West from this point);

13. Southeasterly along the arc of said curve having a radius of 978.88 feet, through a central angle of 10 deg 15’ 47”, an arc distance of 175.34 feet toa point of non radial intersection with a line (the radius point of said curve bears South 69 deg 52’ 11” West from this point);

14. South 21 deg 40’ 18” East along said non radial line, a distance of 37.55 feet;

15. South 25 deg 56’ 47” East, a distance of 44.50 feet;

16. South 30 deg 01’ 43” East, a distance of 33.86 feet;

17. South 33 deg 19’ 33” East, a distance of 29.44 feet;

18. South 36 deg 21’ 17” East, a distance of 28.71 feet;

19. South 40 deg 44’ 37” East, a distance of 55.53 feet;

20. South 43 deg 38’ 14” East, a distance of 222.89 feet to a point of non radial intersection with a curve concave to the East and having a radius of 269.77 feet (the radius point of said curve bears North 57 deg 35’ 39” East from this point);

21. Northwesterly, Northerly and Northeasterly along the arc of said curve, through a central angle of 55 deg 31’ 39”, an arc distance of 261.44 feet to a point of compound curvature with a curve concave to the Southeast and having a radius of 727.91 feet;

22. Northeasterly along the arc of said curve, through a central angle of 15 deg 09’ 16”, an arc distance of 192.53 feet to a point of reverse curvature with a curve concave to the Northwest and having a radius of 1245.00 feet;

23. Northeasterly along the arc of said curve, through a central angle of 10 deg 21’ 37”, an arc distance of 225.13 feet to a point of reverse curvature with a curve concave to the Southeast and having a radius of 1155.00 feet;

24. Northeasterly along the arc of said curve, through a central angle of 36 deg 15’ 33”, an arc distance of 730.93 feet to a point of tangency with a line;

25. North 64 deg 10’ 30” East along said line, a distance of 421.72 feet to a point of intersection with the Westerly right-of-way line of said Community Boulevard (Tract R-2) and the Westerly boundary of said future Tradition Plat No. 12;

Thence traversing said Westerly right-of-way line and said Westerly boundary by the following five (5) courses:

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1. South 45 deg 00’ 00” East, departing said Southeasterly boundary of said future Tradition Plat No. 15, a distance of 10.46 feet to a point of curvature with a curve concave to the Southwest and having a radius of 2950.00 feet;

2. Southeasterly, Southerly and Southwesterly along the arc of said curve, through a central angle of 45 deg 14’ 07”, an arc distance of 2329.03 feet to a point of tangency with a line;

3. South 00 deg 14’ 07” West along said line, a distance of 551.70 feet;

4. North 89 deg 45’ 53” West, a distance of 10.00 feet;

5. South 00 deg 14’ 07” West, a distance of 214.96 feet to the point of beginning.

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EXHIBIT B

This Exhibit B is attached to a certain Mortgage by and between TRADITION DEVELOPMENT COMPANY, LLC, a Florida limited liability company (“Mortgagor”) and Wachovia Bank, National Association, securing that certain Revolving Promissory Note of even date herewith executed by Mortgagor in the amount of $40,000,000.00.

PRIOR ENCUMBRANCES

Those certain restrictions, easements and agreements described in Schedule B of Chicago Title Insurance Company Commitment No. under Office File No. 44941-27 with an effective date of March 10, 2005 at 8:00 a.m.

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